Exhibit 10.1

EXECUTION

COUNTERPART

AGREEMENT AND PLAN OF SHARE EXCHANGE

between

Wilson/Bennett Capital Management, Inc.

and

Cardinal Financial Corporation

April 29, 2005

TABLE OF CONTENTS

ARTICLE 1
The Share Exchange and Related Matters

1.1	The Share Exchange
1.2	The Closing and Effective Date
1.3	Definitions

ARTICLE 2
Effect of Share Exchange on Common Stock

2.1	Conversion of Shares
2.2	Manner of Exchange
2.3	Fractional Shares
2.4	Dividends

ARTICLE 3
Representations and Warranties

3.1	Representations and Warranties of Wilson/Bennett
	(a)	Organization and Standing
	(b)	Authority
	(c)	Capital Structure
	(d)	Ownership of the Stock
	(e)	Financial Statements
	(f)	Absence of Undisclosed Liabilities
	(g)	Legal Proceedings; Compliance with Laws
	(h)	Investment Advisory Activities
	(i)	Reports
	(j)	Regulatory Approvals
	(k)	Labor Relations
	(l)	Tax Matters
	(m)	Property
	(n)	Employee Benefit Plans
	(o)	Investment Securities
	(p)	Material Contracts
	(q)	Insurance
	(r)	Absence of Material Changes and Events
	(s)	Brokers and Finders

	(t)	Environmental Matters
	(u)	Untrue Statements and Omissions
	(v)	Books and Records

3.2	Representations and Warranties of Cardinal
	(a)	Organization, Standing and Power
	(b)	Authority
	(c)	Capital Structure
	(d)	Financial Statements
	(e)	Regulatory Approvals
	(f)	Absence of Material Changes and Events
	(g)	Absence of Claims

ARTICLE 4
Conduct Prior to the Effective Date

4.1	Access to Records; Current Information
4.2	Confidentiality
4.3	Forbearances of Wilson/Bennett
	(a)	Ordinary Course
	(b)	Capital Stock
	(c)	Stock Splits, Etc.
	(d)	Compensation; Employment Agreements; Etc.
	(e)	Benefit Plans
	(f)	Dispositions
	(g)	Acquisitions
	(h)	Governing Documents
	(i)	Contracts
	(j)	Claims
	(k)	Adverse Actions
	(l)	Indebtedness
	(m)	Commitments
	(n)	Payables
4.4	Forbearances of Cardinal
4.5	No Solicitation
4.6	Regulatory Applications and Approvals
4.7	Client Consents
4.8	Share Exchange Consummation
4.9	Bank Accounts
4.10	Modification of Transaction/Taxes
4.11	Fiscal Year
4.12	Demand Registration

4.13	Exhibits

ARTICLE 5
Additional Agreements

5.1	Benefit Plans
5.2	Restricted Stock
5.3	Indemnification

ARTICLE 6
Conditions to the Share Exchange

6.1	Conditions to Each Party’s Obligations to Effect the Share Exchange
(a) Regulatory Approvals
(b) Opinions of Counsel
(c) Legal Proceedings
(d) Employment Agreement

6.2	Conditions to Obligations of Cardinal
(a) Representations and Warranties
(b) Performance of Obligations
(c) Client Consents
(d) Life Insurance
(e) Shareholder Vote

6.3	Conditions to Obligations of Wilson/Bennett
(a) Representations and Warranties
(b) Performance of Obligations

ARTICLE 7
Termination

7.1	Termination
7.2	Effect of Termination
7.3	Survival of Representations, Warranties and Covenants
7.4	Expenses

ARTICLE 8
General Provisions

8.1	Entire Agreement
8.2	Waiver and Amendment
8.3	Descriptive Headings

8.4	Governing Law
8.5	Notices
8.6	Counterparts

Exhibit A - Plan of Share Exchange between Cardinal Financial Corporation and Wilson/Bennett Capital Management, Inc.

Exhibit B - Schedule of Required Third Party Consents*

Exhibit B-1- Equity Securities Owned*

Exhibit B-2- Wilson/Bennett Financial Statements*

Exhibit C - Schedule of Registrations Under Securities Laws*

Exhibit D - Investment Advisory Contracts*

Exhibit D-1 - Investment Advisory Contracts (Clients)*

Exhibit D-2 - Investment Advisory Contracts (Terminating and Reducing Clients)*

Exhibit D-3 - Investment Advisory Contracts (ERISA and IRA)*

Exhibit D-4 - Investment Advisory Contracts (Reduced Fees)*

Exhibit D-5- Investment Advisory Contracts (Wrap Fee Programs)*

Exhibit D-6- Investment Advisory Contracts (Assets Under Management/Fee Arrangements)*

Exhibit E - Securities Violations*

Exhibit F - Contracts Involving Annual Payments in Excess of $25,000.00*

Exhibit G – Insurance*

Exhibit H - Registration Rights Agreement

Exhibit I – Employment Agreement

* As permitted by Regulation S-K, the Company has not included this exhibit in the filing. The Company agrees to furnish supplementally a copy of this exhibit to the Commission upon request.

AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the “Agreement”) is made and entered into as of April 29, 2005 by and between Wilson/Bennett Capital Management, Inc., a Virginia corporation (“Wilson/Bennett”) and Cardinal Financial Corporation, a Virginia corporation (“Cardinal”).

WITNESSETH:

WHEREAS, Wilson/Bennett is an investment advisor, registered with the Securities and Exchange Commission; and

WHEREAS, Cardinal is a financial holding company and the sole shareholder of Cardinal Bank; and

WHEREAS, Wilson/Bennett and Cardinal desire to combine their respective businesses; and

WHEREAS, the boards of directors of Cardinal and Wilson/Bennett deem it advisable for Wilson/Bennett to become a wholly owned subsidiary of Cardinal pursuant to this Agreement, the Plan of Share Exchange attached as Exhibit A (the “Plan”) and the provisions of Va. Code Section 13.1-717, whereby the holders of shares of common stock of Wilson/Bennett will receive cash and common stock of Cardinal in exchange therefor; and

WHEREAS, the respective Boards of Directors of Wilson/Bennett and Cardinal have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have authorized and approved the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

ARTICLE 1

The Share Exchange and Related Matters

1.1                                 The Share Exchange.  Subject to the terms and conditions of this Agreement, at the Effective Date as defined in Section 1.2 hereof, each share of Wilson/Bennett Stock (as hereinafter defined) will be exchanged for cash and Cardinal Common Stock (as hereinafter defined) in accordance with Section 2.1 (the “Share Exchange”).  At the Effective Date, the Reorganization shall have the effect provided in Section 13.1-721 of the Virginia Stock Corporation Act.

1.2                                 The Closing and Effective Date.  The closing of the transactions contemplated by this Agreement and the Plan shall take place at the offices of Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, VA 22102, Virginia or at such other place as may be mutually agreed upon by the parties.  Provided all of the conditions to the parties’ obligations to consummate the Share Exchange have been satisfied, the closing shall occur sixty-five (65) days following the first notice Wilson/Bennett sends to its clients pursuant to Section 4.8 hereof.  The Share Exchange shall become effective on the date shown on the Certificate of Share Exchange issued by the State Corporation Commission of Virginia effecting the Share Exchange (the “Effective Date”).  The closing date and the Effective Date shall be the same.  All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Share Exchange will be exchanged by the parties at the closing of the Share Exchange (the “Share Exchange Closing”), which shall be held on or before the Effective Date.  At the Share Exchange Closing, Cardinal and Wilson/Bennett shall execute and deliver to the Virginia State Corporation Commission (the “SCC”) Articles of Share Exchange containing a Plan of Share Exchange in substantially the form of Exhibit A hereto.

1.3                                 Definitions.  Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary).  In addition:

(a)                                  the term “Affiliate” shall mean, with respect to Cardinal, any corporation of which Cardinal beneficially owns a majority of the voting stock.

(b)                                 the term “Assets Under Management” shall mean the dollar amount of client assets as of the date of this Agreement with respect to which Wilson/Bennett provides services as an investment adviser.

(c)                                  the term “Cardinal” shall mean Cardinal Financial Corporation, a Virginia corporation, and any corporation with which it may merge prior to the Effective Date.

(d)                                 the term “Cardinal Common Stock” shall mean common stock of Cardinal, par value $1.00 per share.

(e)                                  the term “Consent” or “Consented” shall mean the written consent of a Wilson/Bennett client to the Share Exchange or, in the case of an Investment Contract which prohibits assignment or states by its terms that it terminates upon assignment, the execution of an amendment to the existing Investment Contract or a new Investment Contract effective upon the Effective Date.  The form and substance of the Consent shall be determined by Wilson/Bennett, subject to the approval of Cardinal which shall not be unreasonably withheld.

(f)                                    the term “Fair Market Value”, with respect to shares of Cardinal Common Stock, shall mean the average closing sale price on the Nasdaq National Market for sales of Cardinal Common Stock for the twenty (20) days on which Cardinal Common Stock trades immediately preceding the fifth day before the Share Exchange Closing, adjusted, if necessary, for any stock split or stock dividend, during such twenty (20) day period; provided, however, that if such average is less than $9.00, Fair Market Value shall mean $9.00 and if such average is greater than $11.00, Fair Market Value shall mean $11.00.  The preceding floor and ceiling prices shall be adjusted for any stock split or stock dividend that occurs after the date of this Agreement and prior to the Effective Date.

(g)                                 “Knowledge” of a Person shall mean what the Person should have known after a reasonable investigation.

(h)                                 “Material Adverse Effect,” when used in reference to any party, shall mean or describe an event, occurrence, or circumstance (including without limitation, any breach of a representation or warranty contained herein by such party) which (1) has an effect on the financial condition, results of operations, or business of such party and its subsidiaries, that, if reduced to monetary damages, would be in excess of $25,000 or (2) would materially impair any party’s ability to timely perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby; provided, that a Material Adverse Effect with respect to a party shall not include events or conditions generally affecting the securities industry or the banking industry or effects resulting from general economic conditions (including changes in interest rates), changes in accounting practices or changes to statutes, regulations or regulatory policies, that do not have a materially more adverse effect on such party than that experienced by similarly situated financial services companies or investment advisers.

(i)                                     the term “Person” shall mean any individual or entity.

(j)                                     the term “Previously Disclosed” by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party prior to or contemporaneously with the execution of this Agreement and on a date not more than 30 days prior to the Effective Date and, in each case, specifically designated as information “Previously Disclosed” pursuant to this Agreement.

(k)                                  the term “Shareholders” shall mean John W. Fisher and James B. Moloney.

(l)                                     the term Wilson/Bennett Stock shall mean the Class A Stock, no par value, and Class B Stock, no par value, of Wilson/Bennett.

(m)                               The capitalized terms set forth below are defined in the following sections:

Company Reports	Section 3.1(i)
Investment Contracts	Section 3.1(h)(1)
Lien	Section 3.1(b)(2)
Losses	Section 5.3(b)
NASD	Section 3.1(i)
Regulatory Authorities	Section 3.1(g)(7)
SEC	Section 3.1(g)(7)
Self-Regulatory Bodies	Section 3.1(i)
Territory	Section 3.1(m)(2)
Wilson/Bennett Financial Statements	Section 3.1(e)

ARTICLE 2

Effect of Share Exchange on Common Stock

2.1                                 Conversion of Shares.  (a)  Upon, and by reason of the Share Exchange becoming effective pursuant to the issuance of a Certificate of Share Exchange by the Virginia State Corporation Commission each share of Wilson/Bennett Stock issued and outstanding on the Effective Date shall be exchanged for a pro rata share of (y) shares of Cardinal Common Stock with a Fair Market Value of Five Million Five Hundred Thousand Dollars ($5,500,000.00) and (z) One Million One Hundred Thousand Dollars ($1,100,000.00) in cash, subject to the adjustments described in Sections 2.1(b) and 2.1(c).

(b)                                 If the tangible net worth of Wilson/Bennett on the Effective Date is less than $42,000, the value of the exchange consideration described in Section 2.1(a) shall be reduced by $1.00 for every dollar of the deficiency.  If the tangible net worth of Wilson/Bennett on the Effective Date exceeds $42,000, the value of the exchange consideration shall be increased by $1.00 for every dollar of such excess.  Cardinal shall have the right after the Effective Date to audit the net worth of Wilson/Bennett as of the Effective Date.  The exchange consideration shall be retroactively adjusted if such audit discloses any error or inaccuracy in the balance sheet of Wilson/Bennett on the Effective Date.  Any such adjustment shall be settled by a cash payment to or by the Shareholders.  The parties intend that this subsection operate such that the net income of Wilson/Bennett, computed according to generally accepted accounting principles, earned with respect to services performed by it before the Effective Date shall be paid out to the shareholders, as long as such payments do not reduce the tangible net worth of Wilson/Bennett to less than $42,000.  For purposes of this Section 2.1(b), accounts receivable are included in tangible net worth.

(c)                                  If at the Effective Date, clients of Wilson/Bennett representing more than ten percent (10%) of Assets Under Management shall have terminated or notified Wilson/Bennett of an intent to terminate Investment Contracts, the exchange consideration described in Section 2.1 shall be reduced.  The reduced exchange consideration shall be calculated by multiplying $6,600,000 by a fraction, the numerator of which is one hundred percent (100%) minus the percentage of Assets Under Management held by clients who have terminated or given notice of an intent to terminate Investment Contracts and the denominator of which is 90%.

(d)                                 If the exchange consideration described in Section 2.1(a) is adjusted pursuant to Section 2.1(b) or 2.1(c), the adjustment shall be to the cash portion of the exchange consideration and not to the aggregate Fair Market Value of the shares of Cardinal Common Stock to be issued.

(e)                                  Shares of Wilson/Bennett Stock issued and outstanding shall, by virtue of the Reorganization, continue to be issued and outstanding shares and shall be held by Cardinal.

2.2                                 Manner of Exchange.  As promptly as practicable after the Effective Date, Cardinal shall cause its stock transfer agent, acting as the exchange agent (“Exchange Agent”), to send to each former shareholder of record of Wilson/Bennett immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder’s certificates of Wilson/Bennett Stock for the consideration set forth in Section 2.1 above and Section 2.3 below.  Any fractional share checks which a Wilson/Bennett shareholder shall be entitled to receive in exchange for such shareholder’s shares of Wilson/Bennett Stock, and all dividends paid on any shares of Cardinal Common Stock that such shareholder shall be entitled to receive prior to the delivery to the Exchange Agent of such shareholder’s certificates representing all of such shareholder’s shares of Wilson/Bennett Stock will be delivered to such shareholder only upon delivery to the Exchange Agent of the certificates representing all of such shares (or indemnity satisfactory to Cardinal and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed).  No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery.

2.3                                 Fractional Shares.  Cardinal shall not issue fractional shares.  Cardinal will pay the value of such fractional shares in cash on the basis of the Fair Market Value per share of Cardinal Common Stock.

2.4                                 Dividends.  No dividend or other distribution payable to the holders of record of Cardinal Common Stock at or as of any time after the Effective Date shall be paid to the holder of any certificate representing shares of Wilson/Bennett Stock issued and outstanding at the Effective Date until such holder physically surrenders such certificate for exchange as provided in Section 2.2 of this Agreement, promptly after which time all such dividends or distributions shall be paid (without interest).

ARTICLE 3

Representation and Warranties

3.1                                 Representations and Warranties of Wilson/Bennett.  Each Shareholder and Wilson/Bennett represents and warrants to Cardinal as follows:

(a)                                  Organization and Standing.  (1)  Wilson/Bennett is a corporation, duly organized, validly existing and in good standing under Virginia law and is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Wilson/Bennett has the corporate power and authority necessary to carry on its business as it is now being conducted and to own all its material properties and assets.  Wilson/Bennett has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(2)                                  All of the shares of capital stock of Wilson/Bennett are fully paid and nonassessable.

(b)                                 Authority.  (1)  The execution and delivery of this Agreement and the Plan and the consummation of the Share Exchange have been duly and validly authorized by all necessary corporate action on the part of Wilson/Bennett. The Agreement represents the legal, valid, and binding obligations of Wilson/Bennett, enforceable against Wilson/Bennett in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, Share Exchange, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(2)                                  The execution, delivery and performance of this Agreement by Wilson/Bennett, and the consummation of the transactions contemplated hereby, do not and will not (i) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance (a “Lien”) (with or without the giving of notice, passage of time or both) pursuant to any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or agreement, indenture or instrument of Wilson/Bennett, or to which Wilson/Bennett, or Wilson/Bennett’s properties is subject or bound, (ii) constitute a breach or violation of, or a default under, Wilson/Bennett’s charter or by-laws, or (iii) except as set forth in Exhibit B, require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument.

(c)                                  Capital Structure.  The authorized capital stock of Wilson/Bennett consists of ten shares of Class A Stock, no par value, and ten shares of Class B Stock, no par value, all of which, as of the date hereof, are issued, outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights and were not issued in violation of any agreement to which Wilson/Bennett is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. John W. Fisher is the record holder and beneficial owner of ten shares of Class A Stock and eight shares of Class B Stock.  James B. Moloney is the owner of two shares of Class B Stock.  There are no outstanding options, warrants or other rights to subscribe for or purchase from Wilson/Bennett any capital stock of Wilson/Bennett or securities convertible into or exchangeable for capital stock of Wilson/Bennett.

(d)                                 Ownership of the Stock.  Except set forth in Exhibit B-1, Wilson/Bennett does not beneficially own, directly or indirectly, any of the outstanding capital stock or other voting securities of any corporation or other organization.

(e)                                  Financial Statements.  Exhibit B-2 contains copies of the following financial statements of Bank (the “Wilson/Bennett Financial Statements”):

(i)                                     Balance Sheets as of March 31, 2005 and December 31, 2004 and 2003;

(ii)                                  Statements of Income for each of the quarters ended March 31, 2005 and 2005 and each of the three years ended December 31, 2004, 2003 and 2002;

(iii)                               Statements of Changes in Stockholders’ Equity for each of the quarters ended March 31, 2005 and 2004 and each of the three years ended December 31, 2004, 2003 and 2002; and

(iv)                              Statements of Cash Flows for each of the three years ended December 31, 2004, 2003 and 2002.

Such financial statements and the notes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.  Each of such statements of financial condition, together with the notes thereto, presents fairly as of its date the financial condition and assets and liabilities of Wilson/Bennett.  Such statements of operations, statements of stockholders’ equity and statements of cash flows, together with the notes thereto present fairly the results of operations of Wilson/Bennett for the periods indicated.

(f)                                    Absence of Undisclosed Liabilities.  At March 31, 2005, Wilson/Bennett had no obligation or liability (contingent or otherwise) of any nature which was not reflected in the Wilson/Bennett Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

(g)                                 Legal Proceedings; Compliance with Laws.  (1) There are no actions, suits or proceedings instituted or pending or, to the best knowledge of Wilson/Bennett’s

management, threatened against Wilson/Bennett, or against any property, asset, interest or right of Wilson/Bennett.    Wilson/Bennett is not a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a Material Adverse Effect on the condition (financial or otherwise), business or prospects of Wilson/Bennett.

(2)                                  Wilson/Bennett has not received notice of any claims against Wilson/Bennett by any present or former client of Wilson/Bennett and there is no basis for any claim against Wilson/Bennett by any present or former client of Wilson/Bennett.

(3)                                  The conduct of its business by Wilson/Bennett is not in violation, in any material respect, of any law, statute, ordinance, license, rule or regulation (including those of the Self-Regulatory Bodies).

(4)                                  Wilson/Bennett has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities and Self-Regulatory Bodies that are required in order to permit it to own and operate its business as presently conducted.  All such permits, licenses, authorizations, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened or reasonably likely.  All such filings, applications and registrations are current.  Wilson/Bennett is in good standing with all relevant Regulatory Authorities and is a member in good standing with all relevant Self-Regulatory Bodies.

(5)                                  Wilson/Bennett has not received any notification or written communication (or, to its knowledge, any other communication) from any Regulatory Authority or Self-Regulatory Body (A) asserting that Wilson/Bennett is not in compliance with any of the statutes, rules, regulations, or ordinances which such Regulatory Authority or Self-Regulatory Body enforces, or has otherwise engaged in any unlawful business practice, (B) threatening to revoke any license, franchise, permit, governmental authorization, or other privilege, (C) requiring Wilson/Bennett (including any of Wilson/Bennett’s directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy) or (D) restricting or disqualifying the activities of Wilson/Bennett.

(6)                                  Wilson/Bennett is not aware of any pending or threatened investigation, review or disciplinary proceeding by any Regulatory Authority or Self-Regulatory Body against Wilson/Bennett or any officer, director or employee thereof.

(7)                                  Neither Wilson/Bennett nor any officer, director or employee thereof, is a party or subject to any order, directive, decree, condition or similar arrangement or action (other than exemptive orders) relating to the business of Wilson/Bennett, with or by any federal, state, local or foreign regulatory authority or industry trade group.

(8)                                  Wilson/Bennett and each of its officers and employees who are required to be registered as an investment adviser, investment adviser representative or agent with the Securities and Exchange Commission (the “SEC”), the securities commission of any state or any Regulatory Authority or Self-Regulatory Body (the “Regulatory Authorities”), is duly registered as such and such registration is in full force and effect, and a list of all such registrations is disclosed in Exhibit C.  All federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

(h)                                 Investment Advisory Activities.  (1)  Disclosed in Exhibit D-1 is a listing of (i) all of the clients to which Wilson/Bennett provides investment management, investment advisory or sub-advisory services on the date hereof, and (ii) each contract or agreement, and all amendments thereto, in effect on the date hereof relating to Wilson/Bennett’s rendering of investment advisory or management services (including without limitation all sub-advisory services) to any client (together with any such contract or agreement entered into after the date hereof, the “Investment Contracts”).  Each Investment Contract and any subsequent renewal has been duly authorized, executed and delivered by Wilson/Bennett and, to Wilson/Bennett’s best knowledge, each other party thereto and, to the extent applicable, has been adopted in compliance with any statute, order, ordinance, rule or regulation to which such Investment Contract is subject and is a valid and binding agreement of Wilson/Bennett and each other party thereto, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally and to general equity principles).  Each of Wilson/Bennett and client party thereto is in compliance in all material respects with the terms of each Investment Contract to which it is a party, and is not currently in default under any of the terms of any such Investment Contract.  Each such Investment Contract is in full force and effect.  Except as disclosed in Exhibit D-4, none of the Investment Contracts, or any other arrangements or understandings relating to Wilson/Bennett’s rendering of investment advisory or management services (including without limitation all sub-advisory services), contains any undertaking by a client to cap fees or to reimburse any or all fees thereunder, and all such Investment Contracts or other arrangements or understandings provide for the payment of fees.  Copies of each Investment Contract, including a current fee schedule, have been supplied to Cardinal.  Except as Previously Disclosed, Wilson/Bennett is not an adviser or sub-adviser to any Investment Company.

(2)                                  Except as disclosed in Exhibit D-2, Wilson/Bennett has not received any notice (written or otherwise) that any client has terminated or is planning to terminate its relationship with Wilson/Bennett or will reduce materially its use of the services of Wilson/Bennett.

(3)                                  Wilson/Bennett has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of Wilson/Bennett, all accounts for which it acts as investment advisor, in accordance with the terms of the governing documents and applicable law and regulation and common law.  To the best knowledge of Wilson/Bennett, neither Wilson/Bennett nor any director, officer or employee of Wilson/Bennett has committed any breach with respect to any such account.  The accountings for each such account are true and correct in all respects and accurately reflect the assets of such account in all respects.

(4)                                  Listed in Exhibit D-3 is each client that is subject to ERISA. The accounts of each such client have been managed by Wilson/Bennett in compliance in all material respects with the applicable requirements of ERISA.

(5)                                  No basis exists upon which Wilson/Bennett would have any material liability to any client.

(6)                                  Wilson/Bennett has adopted a formal code of ethics and a written policy regarding insider trading, a copy of each of which has been provided or supplied to Cardinal.  Such code and policy comply with Section 17(j) of the Investment Company Act of 1940 (as amended, the “Investment Company Act”), and Rule 17j-1 thereunder, if applicable, and Section 204A of the Investment Advisers Act of 1940 (as amended, the “Investment Advisers Act”), respectively.  The policies of Wilson/Bennett with respect to avoiding conflicts of interest are as set forth in the most recent Form ADV thereof, as amended, a copy of which has been delivered or made available to Cardinal, and Wilson/Bennett’s “soft-dollar” policies and arrangements satisfy the requirements of Section 28(e) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and all other applicable laws and regulations.  There have been no violations or allegations of violations of such policies.

(7)                                  Except as disclosed in Exhibit E, neither Wilson/Bennett nor any other person “associated” (as defined under the Investment Advisers Act) with Wilson/Bennett, has for a period not less than five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Investment Company pursuant to Section 9(a) of the Investment Company Act or as an investment adviser representative under any applicable state or federal law, and there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

(8)                                  Wilson/Bennett is not required to be registered as a broker-dealer under any state or federal law.

(9)                                  All “wrap-fee” programs of Wilson/Bennett are and have been conducted in full compliance with Rule 3a-4 under the Investment Advisors Act and all other applicable law, including all disclosure and delivery requirements applicable to such programs. All disclosure documents and Investment Contracts relating to the “wrap fee” programs for which the Wilson/Bennett serves as an adviser, sponsor or portfolio manager are set forth in Exhibit D-5, which identifies the program sponsors and underlying clients in respect of each “wrap fee” program sponsored by a third-party.

(10)                            The aggregate amount of Assets Under Management by Wilson/Bennett are accurately set forth in Exhibit D-6 hereto, together with a brief summary of the fee arrangements in effect with respect to each Investment Contract.

(i)                                     Reports.  Wilson/Bennett has timely filed (and, for the past five (5) years each person associated with Wilson/Bennett has timely filed) all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, with (i) the SEC, (ii) any other applicable federal, state or foreign securities, banking, insurance, or other regulatory authority, and (iii) the National Association of Securities Dealers, Inc. (“NASD”), or any other self-regulatory body or industry trade group (the “Self-Regulatory Bodies”)(all such reports and statements being collectively referred to herein as the “Company Reports”), including without limitation all reports, registrations, statements and filings required under the Investment Company Act, the Investment Advisers Act, or any applicable state securities.  To the knowledge of Wilson/Bennett and the Shareholders, as of their respective dates, the Company Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the regulatory authority or Self-Regulatory Body with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(j)                                     Regulatory Approvals.  To the knowledge of Wilson/Bennett there is no reason why the regulatory approvals referred to in Section 6.1(a) should not be obtained without the imposition of any condition of the type referred to in Section 6.1(a).

(k)                                  Labor Relations.  Wilson/Bennett is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

(l)                                     Tax Matters.  Wilson/Bennett has filed all federal, state and local tax returns and reports required to be filed, and has paid all taxes shown by such returns to be due and payable. Except as Previously Disclosed, no tax return or report of Wilson/Bennett is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against Wilson/Bennett by any taxing authority.

Wilson/Bennett (and any corporate predecessor of Wilson/Bennett) has been a validly electing S corporation within the meaning of Code §§1361 and 1362 of the Internal Revenue

Code at all times during its existence and Wilson/Bennett will be an S corporation up to and including the Effective Date.

Wilson/Bennett shall not be liable for any tax under Code §1374 in connection with the deemed sale of Wilson/Bennett’s assets (including the assets of any qualified subchapter S subsidiary) caused by the §338(h)(10) election described in Section 4.11(b).  Neither Wilson/Bennett nor any qualified subchapter S subsidiary of Wilson/Bennett has, in the past 10 years, (A) acquired assets from another corporation in a transaction in which Wilson/Bennett’s tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation that is a qualified subchapter S subsidiary.

(m)                               (1)   Property.  Except as Previously Disclosed or reserved against in the Wilson/Bennett Balance Sheet or Wilson/Bennett Financial Statements, Wilson/Bennett has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the Wilson/Bennett Financial Statements as being owned by Wilson/Bennett as of the dates thereof.  To the best knowledge of Wilson/Bennett, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by Wilson/Bennett are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).  The buildings, structures, and appurtenances owned, leased, or occupied by Wilson/Bennett are in good operating condition and in a state of good maintenance and repair, and to the best knowledge of Wilson/Bennett (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no latent defects therein.

(2)                                  The Company has the right to use within the geographic territory in which it conducts its business (the “Territory”), and after consummation of the transactions contemplated hereby will have the right to use in the Territory, free and clear of any claims of others, all patents, patent applications, trademarks, service marks (whether registered or unregistered), trade names, copyrights and other proprietary rights necessary to own and operate its properties and to carry on its business as currently conducted.

(3)                                  The Company owns or licenses all computer software developed or currently used by it which is material to the conduct of its business and has the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of a third party.

(n)                                 Employee Benefit Plans.  (1) Wilson/Bennett will deliver for Cardinal’s review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all “employee benefit plans” as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), currently adopted, maintained, sponsored in whole or in part, or contributed to by Wilson/Bennett for the benefit of employees, retirees or other beneficiaries eligible to participate (collectively, the “Wilson/Bennett Benefit Plans”).  Any of the Wilson/Bennett Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section (32) of ERISA, is referred to herein as a “Wilson/Bennett ERISA Plan.”  No Wilson/Bennett Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

(2)                                  Except as Previously Disclosed, all Wilson/Bennett Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code of 1986, as amended (the “IRC”) and any other applicable laws, rules and regulations, the breach or violation of which could result in a material liability to Wilson/Bennett on a consolidated basis.

(3)                                  No Wilson/Bennett ERISA Plan is a defined benefit pension plan.

(o)                                 Investment Securities.  Except as Previously Disclosed, none of the investment securities reflected in the Wilson/Bennett Financial Statements is (i) subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time or (ii) of a type or in an amount that Cardinal would be prohibited from holding under the Bank Holding Company Act of 1956 (as amended, the “Bank Holding Company Act”) or regulations of the Federal Reserve thereunder.

(p)                                 Material Contracts.  Except as listed in Exhibit D-1 or as disclosed in Exhibit F, neither Wilson/Bennett nor any of its assets, businesses or operations, is a party to, or is bound or subject to, or receives benefits under, any material contract, lease or agreement (i.e., a contract, lease or agreement providing for annual payments in excess of $25,000).  Copies of such contracts or agreements have been supplied or made available to Cardinal. Wilson/Bennett is not in default under any such material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or subject to, or under which it or any of its assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default by Wilson/Bennett.  Wilson/Bennett is not subject to or bound by any contract containing covenants which limit the ability of Wilson/Bennett to compete in any line of business or with any person or which involves any restriction of geographical area in which, or method by which, Wilson/Bennett may carry on its business (other than as may be required by law or any applicable regulatory authority).  Except as disclosed in Exhibit F, there are no contracts between any affiliate of Wilson/Bennett, on the one hand, and Wilson/Bennett on the other hand.

(q)                                 Insurance.  Wilson/Bennett is insured with reputable insurers against such risks and in such amounts as the management of Wilson/Bennett reasonably has determined to be prudent in accordance with industry practices.  Disclosed in Exhibit G is a complete list, as of the date hereof, of the material insurance policies related to the business currently conducted by Wilson/Bennett (copies of which have been supplied to Cardinal).  Wilson/Bennett has not made any claim under any insurance policy and is not aware of any event or condition that is reasonably likely to give rise to any such claim.  Wilson/Bennett is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion.  Wilson/Bennett has not received notice of cancellation or non-renewal of any such policy or binder.  Wilson/Bennett has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above.  Wilson/Bennett has not received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

(r)                                    Absence of Material Changes and Events.  Since December 31, 2004, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, assets under management, cash flow, earnings or business of Wilson/Bennett, and except for entering into this Agreement, Wilson/Bennett has conducted its business only in the ordinary course consistent with past practice.

(s)                                  Brokers and Finders.  Neither Wilson/Bennett nor any of its officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein.

(t)                                    Environmental Matters.  (1)  There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on Wilson/Bennett of any liability arising under any Environmental Laws pending or, to the best knowledge of Wilson/Bennett, threatened against (A) Wilson/Bennett, (B) any person or entity whose liability for any Environmental Claim Wilson/Bennett has or may have retained or assumed either contractually or by operation of law, or (C) any real or personal property which Wilson/Bennett owns or leases, or has been or is judged to have managed, supervised or participated in the management of, which liability might have a Material Adverse Effect on the business, financial condition or results of operations of Wilson/Bennett.  Wilson/Bennett is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

(2)                                  To the best knowledge of Wilson/Bennett, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against Wilson/Bennett or against any person or entity whose liability for any Environmental Claim Wilson/Bennett or any Wilson/Bennett Subsidiary has or may have retained or assumed either contractually or by operation of law.

(3)                                  For the purpose of this Agreement, the following terms shall have the following meanings:

(i)                                     “Communication” means a communication which is of a substantive nature and which is made (A) in writing to Wilson/Bennett or any Wilson/Bennett Subsidiary on the one hand or to Cardinal or any Cardinal Subsidiary on the other hand, or (B) orally to a senior officer of Wilson/Bennett or any Wilson/Bennett Subsidiary or of Cardinal or any Cardinal Subsidiary, whether from a governmental authority or a third party.

(ii)                                  “Environmental Claim” means any Communication from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern.

(iii)                               “Environmental Laws” means all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata).  This definition includes, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

(iv)                              “Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

(u)                                 Untrue Statements and Omissions.  No representation or warranty contained in Section 3.1 of this Agreement or information Previously Disclosed contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v)                                 Books and Records.  Wilson/Bennett has at all times during the previous five (5) years maintained books and records which accurately reflect all its material transactions and account information in reasonable detail, and has at all times maintained accounting controls, policies and procedures reasonably designed to provide that (A) such transactions are executed in accordance with its management’s general or specific authorization, as applicable, (B) such transactions are recorded in a manner which permits the preparation of financial statements in accordance with generally accepted accounting principles and applicable regulatory accounting requirements, and (C) the documentation pertaining thereto is retained, protected and duplicated in accordance with applicable law.

3.2                                 Representations and Warranties of Cardinal.   Cardinal represents and warrants to Wilson/Bennett as follows:

(a)                                  Organization, Standing and Power. Cardinal is a corporation duly organized, validly existing and in good standing under the laws of Virginia.  It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and Cardinal has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and of the Plan.  Cardinal is duly registered as a bank holding company under the Bank Holding Company Act.

(b)                                 Authority.  (1)   The execution and delivery of this Agreement and the Plan and the consummation of the Share Exchange have been duly and validly authorized by all necessary corporate action on the part of Cardinal.  The Agreement represents the legal, valid, and binding obligation of Cardinal, enforceable against Cardinal in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, Share Exchange, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(2)                                  Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by Cardinal with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Cardinal, (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the Cardinal Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the Cardinal Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.6, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Cardinal Companies or any of their properties or assets.

(c)                                  Capital Structure.  The authorized capital stock of Cardinal consists of:   10,000,000 shares of preferred stock, par value $1.00 per share, none of which is outstanding and 50,000,000 shares of Cardinal Common Stock, of which 18,530,794 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which Cardinal is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws.  The shares of Cardinal Common Stock to be issued upon consummation of the Share Exchange will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

(d)                                 Financial Statements.  Cardinal has previously furnished to Wilson/Bennett true and complete copies of its audited consolidated balance sheets and related consolidated statements of income, statements of cash flows, and statements of stockholders equity for the three year period ended December 31, 2004 (together with the notes thereto, the “Cardinal Financial Statement”).  The Cardinal Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods presented, and present fairly the financial position of Cardinal as of the respective dates thereof and the results of its operations for the three year period then ended.

(e)                                  Regulatory Approvals.  Cardinal knows of no reason why the regulatory approvals referred to in Section 6.1(a) should not be obtained without the imposition of any condition of the type referred to in Section 6.1(a).

(f)                                    Absence of Material Changes and Events.  Since December 31, 2004, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or Cardinal, and Cardinal has conducted its business only in the ordinary course consistent with past practice.

(g)                                 Absence of Claims.  Cardinal has no knowledge of any claims, liabilities or contingent liabilities that are not reflected in the Cardinal Financial Statements or incurred after December 31, 2004 in the ordinary course of business that would have a Material Adverse Effect on Cardinal.

ARTICLE 4

Conduct Prior to the Effective Date

4.1                                 Access to Records; Current Information.  (a)   Prior to the Effective Date, Cardinal, on the one hand, and Wilson/Bennett on the other, agree to give to the other party reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other.

(b)                                 During the period from the date of this Agreement to the Effective Date, each of Wilson/Bennett and Cardinal shall, and shall cause its representatives to, promptly notify the other of (1) any material change in its business or operations, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it, (3) any denial of any application filed by it with any Regulatory Authority with respect to this Agreement, (4) the institution or the threat of material litigation involving or relating to it, or (5) any event or condition that might be reasonably expected to cause any of its representations or warranties set forth herein not to be true and correct as of the Effective Date (and will use its best efforts to prevent or promptly remedy the same) or prevent it from fulfilling its obligations hereunder; and in each case shall keep the other informed with respect thereto.

4.2                                 Confidentiality.  Between the date of this Agreement and the Effective Date, Cardinal and Wilson/Bennett each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.  If the Share Exchange is not consummated, each party will return or destroy as much of such written information as may reasonably be requested.

4.3.                              Forbearances of Wilson/Bennett.  From the date hereof until the Effective Date, except as expressly contemplated by this Agreement, without the prior written consent of Cardinal, Wilson/Bennett will not:

(a)                                  Ordinary Course.  Conduct the business of Wilson/Bennett other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact its business organization and assets and maintain its rights, franchises and existing relations with clients, customers, suppliers, employees and business associates, engage in any new activities or lines of business, or take any action reasonably likely to have a Material Adverse Effect upon Wilson/Bennett’s ability to perform any of its material obligations under this Agreement.  Wilson/Bennett shall not engage in any business or activity that is impermissible for a financial holding company under the Bank Holding Company Act or the rules and regulations of the Board of Governors of the Federal Reserve System.  Upon request by Wilson/Bennett, Cardinal will promptly advise Wilson/Bennett whether any particular business, activity or investment is impermissible for a financial holding company.

(b)                                 Capital Stock.  Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of Wilson/Bennett or any rights to acquire capital stock of Wilson/Bennett, or enter into any agreement with respect to the foregoing, or permit any additional shares of capital stock of Wilson/Bennett to become subject to new grants of employee options, other rights to acquire capital stock of Wilson/Bennett or similar stock-based employee rights.

(c)                                  Stock Splits, Etc.  Directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d)                                 Compensation; Employment Agreements; Etc.  Enter into, amend, modify or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Wilson/Bennett, or grant any salary, wage or other compensation increase or increase any employee benefit (including incentive or bonus payments), except (1) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, or (2) for employment arrangements for newly hired employees in the ordinary course of business consistent with past practice.

(e)                                  Benefit Plans.  Enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Wilson/Bennett.

(f)                                    Dispositions.  Except for the sale of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its material assets, business or properties.

(g)                                 Acquisitions.  Except for the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, acquire any material assets, business, securities or properties of any other entity.

(h)                                 Governing Documents.  Amend Wilson/Bennett’s Articles of Incorporation or By-Laws.

(i)                                     Contracts.  Except in the ordinary course of business, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts.

(j)                                     Claims.  Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $25,000 and which is not reasonably likely to establish an adverse precedent or basis for subsequent settlements.

(k)                                  Adverse Actions.  Knowingly take any action that is intended or is reasonably likely to (1) result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Date, (2) result in any of the conditions to the Share Exchange set forth in Article 6 not being materially satisfied or (3) result in a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

(l)                                     Indebtedness.  Incur any indebtedness for borrowed money or settle, modify or forgive any indebtedness for borrowed money owed to Wilson/Bennett.

(m)                               Commitments.  Agree, commit to or enter into any agreement to take any of the actions prohibited by Sections 4.3(a) through (l).

(n)                                 Payables.  Fail to pay all bills as they become due in the ordinary course of business.

4.4                                 Forbearances of Cardinal.  From the date hereof until the Effective Date, except as expressly contemplated by this Agreement, without the prior written consent of Wilson/Bennett, which consent shall not be unreasonably withheld, Cardinal will not knowingly take any action that is intended or is reasonably likely to (1) result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Date, provided that Cardinal may proceed with and consummate its pending public offering of Cardinal Common Stock, (2) result in any of the conditions to the Share Exchange set forth in Article 6 not being materially satisfied or (3) result in a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

4.5                                 No Solicitation.  Unless and until this Agreement shall have been terminated pursuant to its terms, neither Wilson/Bennett nor any of its officers, directors, representatives or agents shall, directly or indirectly, (i) encourage, solicit or initiate discussions or negotiations with any person other than Cardinal concerning any Share Exchange, share exchange, sale of substantial assets, tender offer, sale of shares of capital stock or similar transaction involving Wilson/Bennett, (ii) enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of a significant amount of assets, or (iii) furnish any information to any other person relating to or in support of such transaction.

4.6.                              Regulatory Applications and Approvals.  Each of the parties hereto, at its own expense, shall use its reasonable best efforts (A) promptly to prepare and submit any applications that may be required to the appropriate Regulatory Authorities for approval of the Share Exchange, and (B) promptly to make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Share Exchange.  Each of Wilson/Bennett and Cardinal agrees to cooperate with the other and, subject to the terms and conditions set forth in this Agreement, use its reasonable best efforts to prepare and file all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.  Each of Wilson/Bennett and Cardinal shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any regulatory authorities in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.  Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and regulatory authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

4.7.                              Client Consents.  As soon as reasonably practicable, but in no event later than ten (10) days, after the date of this Agreement, Wilson/Bennett shall notify its clients in writing of the transactions contemplated by this Agreement.  Such notice shall be prepared by Wilson/Bennett and approved by Cardinal before it is sent.  With such notice, Wilson/Bennett shall, in compliance with the Investment Advisers Act, request Consent of each such client to the Share Exchange and use its reasonable best efforts to obtain such Consent.  In the case of Investment Contracts which prohibit assignment or state by their terms that they terminate upon assignment, Wilson/Bennett shall use its reasonable best efforts to enter into new Investment Contracts or amend such Investment Contracts to delete such prohibition or provide that they shall not terminate, in each case effective upon the Effective Date.  Cardinal shall have the right to approve the form of any such new Investment Contract.

Thirty (30) days after the notice described above, Wilson/Bennett shall, in writing, contact each client who has not returned a Consent to the Share Exchange and again request that the client give a Consent to the Share Exchange.

Within five (5) business days following the Effective Date Wilson/Bennett shall send a notice to each client for whom it is performing services and who has not returned a Consent to the Share Exchange.  Such notice shall advise each such client that the Share Exchange has become effective and state that Wilson/Bennett will continue to provide the same services on the same terms as before the Effective Date.  Sixty (60) days after the Effective Date, Wilson/Bennett shall send a notice to each client for whom it is performing services and who has not returned a Consent to the Share Exchange.  Such notice shall provide, in substance, that the client’s consent to the Share Exchange will be implied from the client’s continued acceptance of Wilson/Bennett’s services.

All notices sent pursuant to this Section 4.8 shall be by certified mail, return receipt requested and Wilson/Bennett shall retain all returned receipts.

4.8                                 Share Exchange Consummation.  Subject to the terms and conditions of this Agreement, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Share Exchange at the earliest possible date, consistent with Section 1.2 herein, and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end, and each of Wilson/Bennett and Cardinal shall use, and shall cause each of their respective subsidiaries to use, its best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Agreement.

4.9                                 Bank Accounts.  Wilson/Bennett intends to maintain its principal bank accounts with Cardinal Bank, a wholly-owned subsidiary of Cardinal, but shall be permitted to maintain accounts at other banks.

4.10                           Modification of Transaction/Taxes. (a) Structure. At the request of Cardinal, Wilson/Bennett agrees to take such actions as may be reasonably necessary to modify the structure of, or to substitute parties to (as long as such substitute is Cardinal or a wholly-owned subsidiary of Cardinal) the transactions contemplated hereby, provided that such modifications do not change the Share Exchange Consideration or abrogate the covenants and other agreements contained in this Agreement.

(b)                                  Section 338(h)(10) Election.  At Cardinal’s request, Shareholders shall join with Cardinal in making timely, effective and irrevocable elections under Section 338(h)(10) of the Code and any corresponding elections under state, local or foreign tax law that have substantially the same effect as an election under Section 338(h)(10) of the Code (collectively, a “Section 338(h)(10) Election”) with respect to Wilson/Bennett.  Cardinal, Wilson/Bennett and each Shareholder agree that the consideration given by Cardinal under Section 2.1 will be allocated to the assets of Wilson/Bennett by Cardinal in a manner consistent with Internal Revenue Code §§338 and 1060 and the regulations thereunder.  Cardinal, Wilson/Bennett and each Shareholder shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

(c)                                  Tax Periods Ending On or Before Effective Date.  Each shareholder shall, jointly and severally, indemnify Wilson/Bennett and/or Cardinal as applicable and hold them harmless from and against all and any taxes (or the non-payment thereof) of Wilson/Bennett for all taxable periods ending on or before the Effective Date.

(d)                                  Shareholders’ Tax.  Shareholders shall include any income gain, loss, deduction, or other tax item resulting from the §338(h)(10) election on their tax returns to the extent required by applicable law.  Shareholders shall also pay any tax imposed on Wilson/Bennett attributable to the making of the §338(h)(10) Election, including (i) any tax imposed under Code §1374, (ii) any tax imposed under Treasury Regulation §1.338(h)(10-1(e)(5, or (iii) any state, local or foreign tax imposed on Wilson/Bennett’s gain.

4.11                           Fiscal Year.  Wilson/Bennett will adopt a fiscal year ending December 31.

4.12                           Demand Registration.  The Shareholder and Cardinal shall have entered an agreement in the form attached as Exhibit H under which the Shareholder shall have certain rights to require Cardinal to Register shares of the Cardinal Common Stock issued to him in the Share Exchange.

4.13.                        Exhibits.  Wilson/Bennett shall have updated all Exhibits, except Exhibits A and H as of the Share Exchange Closing date.

ARTICLE 5

Additional Agreements

5.1                                 Benefit Plans.  Upon consummation of the Share Exchange, as soon as administratively practicable and subject to Cardinal’s best efforts, employees of Wilson/Bennett shall be entitled to participate in Cardinal pension, benefit, health and similar plans on the same terms and conditions as employees of Cardinal and its subsidiaries, without waiting periods and giving effect to years of service with Wilson/Bennett as if such service were with Cardinal; provided, however, that no Wilson/Bennett employee shall receive credit for service with Wilson/Bennett for benefit accrual purposes under any Cardinal defined benefit pension plan.  Cardinal also shall cause Wilson/Bennett to honor in accordance with their terms as in effect on the date hereof (or as amended after the date hereof with the prior written consent of Cardinal), all employment, severance, consulting and other compensation contracts and agreements Previously Disclosed and executed in writing by Wilson/Bennett on the one hand and any individual current or former director, officer or employee thereof on the other hand, copies of which have previously been delivered by Wilson/Bennett to Cardinal.

5.2                                 Restricted Stock.  The offer and sale of Cardinal Common Stock contemplated by this Agreement is intended to be exempt from the registration requirements of the Securities Act of 1933 and applicable state law.  Cardinal will not file any registration statement with the Securities and Exchange Commission or any state.  However, the parties will enter into the registration rights agreement attached hereto as Exhibit H, which obligates Cardinal to file a registration statement in certain cases.  Transfer of the shares of Cardinal Common Stock issued as hereunder will be restricted to the extent necessary to comply with the Securities Act of 1933 and any applicable state laws.  Each share certificate for shares of Cardinal Common Stock issued pursuant to this Agreement shall bear the following legend:

The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and no transfer, sale, assignment, pledge, hypothecation or other disposition of the shares represented by this Certificate may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (b) pursuant to an exemption from the provisions of Section 5 of the Securities Act, and the rules and regulations in effect thereunder, and applicable state securities laws.

Cardinal will not obstruct any lawful sale of the shares.

5.3                                 Indemnification.

(a)                                  Survival of Representations, Warranties and Covenants.  All representations and warranties of the parties contained in this Agreement, including any exhibits made a part hereof, and any covenants or other agreements the performance of which is specified to occur on or prior to the Effective Date, shall survive the Effective Date for the applicable statute of limitations.  Any covenant or other agreement herein any portion of the performance of which may or is specified to occur after the Effective Date shall survive the Effective Date.

(b)                                 Obligations of Shareholders.  Subject to Section 5.3(f), the Shareholders hereby agree, jointly and severally, to indemnify, defend and hold harmless Cardinal and its employees, officers, partners and other affiliates from and against any and all claims, losses, liabilities, costs, penalties, fines and expenses (including reasonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, proceedings, taxes, judgments, awards or demands (collectively, “Losses”) which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations or warranties of the Shareholders and Wilson/Bennett made in or pursuant to this Agreement or in any other agreement, certificate or document executed in connection herewith or (b) any breach or nonperformance of any of the covenants or other agreements made by Wilson/Bennett in or pursuant to this Agreement.

(c)                                  Obligations of Cardinal.  Subject to Section 5.3(f), Cardinal hereby agrees to indemnify, defend and hold harmless each Shareholder from and against any and all Losses which he may suffer, incur or sustain arising out of, attributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations or warranties of Cardinal made in or pursuant to this Agreement or in any other agreement, certificate or document executed in connection herewith or (b) any breach or nonperformance of any of the covenants or other agreements made by Cardinal in or pursuant to this Agreement.

(d)                                 Procedure.  (i) Any party entitled to the benefits of indemnification hereunder (an “Indemnified Party”) and seeking indemnification for any Losses or potential Losses from a claim asserted by a third party against the Indemnified Party (a “Third Party Claim”) shall give written notice to the party obligated to provide indemnification hereunder (an “Indemnifying Party”) specifying in detail the source of the Loss or potential Loss under Section 5.3(b) or Section 5.3(c), as the case may be.  Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party promptly after notice of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Section 5.3 by any failure to provide such prompt notice of the existence of a Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

(ii)                                  Defense.  Except as otherwise provided herein, the Indemnifying Party may elect to compromise or defend, at such Indemnifying

Party’s own expense and by such Indemnifying Party’s own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any Third Party Claim.  If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim (10 days if the Indemnifying Party states in such notice that prompt action is required), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim.  If the Indemnifying Party elects not to compromise or defend against the third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim, (A) the Indemnified Party may pay (without prejudice of any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim (until such defense is assumed by the Indemnifying Party) and (B) the costs and expenses of the Indemnified Party incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement.  Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon the written advice of its counsel, that (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the Indemnified Party shall have the right to assume and direct the defense of such Third Party Claim.  In such an event, the Indemnifying Party shall pay the reasonable fees and disbursements of counsel of the Indemnifying Party and one counsel to all the Indemnified Parties.  Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld by the Indemnified Party and provided further, that if the sole settlement relief payable to a Third Party in respect of such Third Party Claim is monetary damages that are paid in full by the Indemnifying Party, the Indemnifying Party may settle such claim without the consent of the Indemnified Party.  In any event, except as otherwise provided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim.  If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

(iii)                               Miscellaneous.  The procedures set forth in Section 5.3(d)(i) and (ii) above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party’s rights under this Agreement with respect to any claim other than a Third Party Claim.

(iv)                              Notice of Non-Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the Indemnifying Party (a “Non-Third Party Claim”) shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under

Section 5.3(b) or Section 5.3(c), as the case may be.  Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after the Indemnified Party becomes aware of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Section 5.3 by any failure to provide such prompt notice of the existence of a Non-Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such.

(e)                                  Survival of Indemnity.  Notwithstanding anything to the contrary in this Article 5, no Indemnified Party shall have any right to indemnification with respect to any matter as to which formal notice satisfying the requirements of Section 5.3(d)(i) or Section 5.3(d)(iv) shall not have been provided by the Indemnified Party to the Indemnifying Party prior to the expiration of the survival period set forth in Section 5.3(a).  Any matter as to which a claim has been asserted by formal notice pursuant to Section 5.3(d) and within the time limitation applicable by reason of the immediately preceding sentence that is pending or unresolved at the end of any applicable limitation period under this Section 5.3 or applicable law shall continue to be covered by this Section 5.3 notwithstanding any applicable statue of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

(f)                                    Minimum and Maximum Losses.  No party shall have any right to seek indemnification under this Agreement for any inaccuracy in or breach of any representation or warranty made in or pursuant to this Agreement or in any other agreement, certificate or document executed in connection herewith or for the breach or nonperformance of the covenants or other agreements made in or pursuant to this Agreement until Losses of such party exceed $25,000, after which time only the aggregate amount of such losses in excess of $25,000 shall be recoverable in accordance with the terms hereof.  No party shall have the right to recover Losses in excess of $6,600,000 hereunder.  Notwithstanding the foregoing provisions of this sub-section (f), the Shareholders shall only be liable for Losses (regardless of whether covered by insurance) that Cardinal or Wilson/Bennett sustains as a result of a breach of Section 3.1(g)(2) or 3.1(h)(5) that exceed $3,000,000 in aggregate and are no more than $6,600,000 in aggregate.

ARTICLE 6

Conditions to the Share Exchange

6.1                                 Conditions to Each Party’s Obligations to Effect the Share Exchange.  The respective obligations of each of Cardinal and Wilson/Bennett to effect the Share Exchange and the other transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a)                                  Regulatory Approvals.  This Agreement and the Plan of Share Exchange shall have been approved, if required, by the Board of Governors of the Federal Reserve System and the Virginia State Corporation Commission, and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Share Exchange in the reasonable opinion of the Board of Directors of Cardinal or Wilson/Bennett.

(b)                                 Opinions of Counsel.  Wilson/Bennett shall have delivered to Cardinal and Cardinal shall have delivered to Wilson/Bennett opinions of counsel, dated as of the Effective Date, as to such matters as they may each reasonably request with respect to the transactions contemplated by this Agreement and in a form reasonably acceptable to each of them.

(c)                                  Legal Proceedings.  Neither Cardinal nor Wilson/Bennett shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Share Exchange.

(d)                                 Employment Agreement.  Cardinal and John W. Fisher shall have entered into the Employment Agreement attached hereto as Exhibit I.

6.2                                 Conditions to Obligations of Cardinal.  The obligations of Cardinal to effect the Share Exchange shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

(a)                                  Representations and Warranties.  Each of the representations and warranties contained herein of the Shareholders and Wilson/Bennett shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Share Exchange and the other transactions contemplated by this Agreement, and Cardinal shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of Wilson/Bennett dated the Effective Date, to such effect.

(b)                                 Performance of Obligations.  Wilson/Bennett shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and Cardinal shall have received a certificate signed by the Chief Executive Officer of Wilson/Bennett to that effect.

(c)                                  Client Consents.  Clients of Wilson/Bennett representing at least seventy-five percent (75%) of Assets Under Management shall have Consented to the Share Exchange.

(d)                                 Life Insurance.  Wilson/Bennett shall have obtained, at Cardinal’s expense, a term life insurance policy on the life of John W. Fisher in an amount of no less than $3,000,000, which shall be renewable annually for at least five years.  Cardinal shall be the sole beneficiary under such policy and the annual cost of such policy shall not exceed $10,000.

(e)                                  Shareholder Vote.  Each Shareholder shall have voted all of his shares of Wilson/Bennett Stock in favor of the Share Exchange.

6.3                                 Conditions to Obligations of Wilson/Bennett.  The obligations of Wilson/Bennett to effect the Share Exchange shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

(a)                                  Representations and Warranties.  Each of the representations and warranties contained herein of Cardinal shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Share Exchange and the other transactions contemplated by this Agreement, and Wilson/Bennett shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of Cardinal dated the Effective Date, to such effect.

(b)                                 Performance of Obligations.  Cardinal shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and Wilson/Bennett shall have received a certificate signed by Chief Executive Officer of Cardinal to that effect.

ARTICLE 7

Termination

7.1                                 Termination.  Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Share Exchange abandoned at any time prior to the Effective Date:

(a)                                  By the mutual consent in writing of the parties hereto.

(b)                                 By Cardinal or Wilson/Bennett (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Share Exchange under the applicable standard set forth in Section 6.2(a) in the case of Cardinal and

Section 6.3(a) in the case of Wilson/Bennett; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of 30 days following written notice of such breach to the party committing such breach or the Effective Date.

(c)                                  At any time prior to the Effective Date, by Cardinal or Wilson/Bennett in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Share Exchange Closing, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

(d)                                 At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 6.1(a) are denied, and the time period for appeals and requests for reconsideration has run.

(e)                                  At any time following July 31, 2005, by either party hereto in writing, if the Effective Date has not occurred by the close of business on such date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

7.2                                 Effect of Termination.  In the event of the termination of this Agreement and the Share Exchange pursuant to Section 7.1, this Agreement shall become void and have no effect, except that (i) the last sentence of Section 4.2 and all of Section 7.4 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) shall not relieve or release the breaching party from any liability for an uncured breach of the covenant, agreement, understanding, representation or warranty giving rise to such termination.

7.3                                 Survival of Representations, Warranties and Covenants.  All representations, warranties and covenants in this Agreement shall survive the Effective Date.

7.4                                 Expenses.  Each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated herein, including fees and expenses of its own consultants, investment bankers, accountants and counsel.

ARTICLE 8

General Provisions

8.1                                 Entire Agreement.  This Agreement contains the entire agreement among Cardinal, Surviving Corporation and Wilson/Bennett with respect to the Share Exchange and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

8.2                                 Waiver and Amendment.  Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this

Agreement may be amended or supplemented by written instructions duly executed by the parties hereto at any time, except statutory requirements and requisite approvals of regulatory authorities.

8.3                                 Descriptive Headings.  Descriptive headings are for convenience only and shall not control or affect the meaning and construction of any provisions of this Agreement.

8.4                                 Governing Law.  Except as otherwise required or indicated herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

8.5                                 Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

If to Cardinal:

Bernard H. Clineburg

8270 Greensboro Drive, Suite 500

McLean, VA 22102

(Tel. 703- 584-3444

Mobile: (703) 403-0700

Bus Fax: (703) 584-3435

E-mail: bernard.clineburg@cardinalbank.com

Copy to:

Wayne A. Whitham, Jr.

Williams, Mullen, Clark & Dobbins

1021 East Cary Street

P.O. Box 1320

Richmond, VA 23210-1320

(Tel. 804-783-6473)

E-mail: wwhitham@williamsmullen.com

If to Wilson/Bennett:

John W. Fisher

201 N. Union Street, #230

Alexandria, VA 22314

(Tel. (703) 837-0150)

E-mail: jackfisher@wilsonbennett.net

Copy to:

Janis Orfe

8280 Greensboro Dr., Suite 601

McLean, VA 22102

(Tel. 703-848-4220)

E-mail: jolaw@erols.com

8.6                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

Cardinal Financial Corporation

	By:	/s/
Bernard H. Clineburg
Chairman and Chief Executive Officer

	By:	/s/
Robert A. Cern
Executive Vice President

ATTEST:

/s/
Secretary

Wilson/Bennett Capital Management, Inc.

	By:	/s/
John W. Fisher, President

ATTEST:

/s/
Secretary

Each of the undersigned hereby agrees that he has made the representations and warranties set forth in Section 3.1 to induce Cardinal to enter into and perform this Agreement and that he is personally bound by the provisions of 5.3 of this Agreement.  Each Shareholder also agrees that he will vote all of his shares of Wilson/Bennett Stock in favor of the Share Exchange.  By his signature hereto, Fisher, further, hereby waives any right he may have under Cardinal’s articles of incorporation to be indemnified by Cardinal against any liability to Cardinal that arises under this Agreement.

/s/
John W. Fisher

/s/
James B. Moloney

EXHIBIT A

PLAN OF SHARE EXCHANGE

OF

WILSON/BENNETT CAPITAL MANAGEMENT, INC.

AND

CARDINAL FINANCIAL CORPORATION

Pursuant to this Plan of Share Exchange, Wilson/Bennett Capital Management, Inc., a Virginia corporation (“Wilson/Bennett”), shall become a wholly-owned subsidiary of Cardinal Financial Corporation (“Cardinal”), a Virginia corporation pursuant to a share exchange under Section 13.1-717 of the Virginia Stock Corporation Act.

The term “Fair Market Value”, with respect to shares of Cardinal Common Stock, shall mean the average closing sale price on the Nasdaq National Market for sales of Cardinal Common Stock for the twenty (20) days on which Cardinal Common Stock trades immediately preceding the fifth day before the Share Exchange Closing, adjusted, if necessary, for any stock split or stock dividend, during such twenty (20) day period; provided, however, that if such average is less than $9.00, Fair Market Value shall mean $9.00 and if such average is greater than $11.00, Fair Market Value shall mean $11.00.  The preceding floor and ceiling prices shall be adjusted for any stock split or stock dividend that occurs after April 22, 2005 and prior to the Effective Date.

ARTICLE I

1.1                                 The Share Exchange.  Subject to the terms and conditions of the Agreement and Plan of Share Exchange, dated as of April     , 2005 between Wilson/Bennett and Cardinal, at the Effective Date, Wilson/Bennett shall become a wholly-owned subsidiary of Cardinal through the exchange of each outstanding share of stock of Wilson/Bennett for cash and shares of the common stock of Cardinal in accordance with Section 2.1 of this Plan of Share Exchange and pursuant to Section 13.1-717 of the Virginia Stock Corporation Act (the “Share Exchange”).  At the Effective Date, the Share Exchange shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act.

1.2                                 Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws of Cardinal in effect immediately prior to the consummation of the Share Exchange shall remain in effect following the Effective Date until otherwise amended or repealed.

ARTICLE 2

2.1                                 Conversion of Shares.  (a)  Upon, and by reason of the Share Exchange becoming effective pursuant to the issuance of a Certificate of Share Exchange by the Virginia State Corporation Commission each share of Wilson/Bennett Class A Stock and Class B Stock issued and outstanding on the Effective Date shall be exchanged for a pro rata share of (y) shares of Cardinal Common Stock with a Fair Market Value of Five Million Five Hundred Thousand Dollars ($5,500,000.00) and (z) One Million One Hundred Thousand Dollars ($1,100,000.00) in cash, subject to the adjustments described in Sections 2.1(b) and 2.1(c).

(b)                                 If the tangible net worth of Wilson/Bennett on the Effective Date is less than $42,000, the value of the exchange consideration described in Section 2.1(a) shall be reduced by $1.00 for every dollar of the deficiency.  If the tangible net worth of Wilson/Bennett on the Effective Date exceeds $42,000, the value of the exchange consideration shall be increased by $1.00 for every dollar of such excess.  Cardinal shall have the right after the Effective Date to audit the net worth of Wilson/Bennett as of the Effective Date.  The exchange consideration shall be retroactively adjusted if such audit discloses any error or inaccuracy in the balance sheet of Wilson/Bennett on the Effective Date.  Any such adjustment shall be settled by a cash payment to or by the Shareholders.  The parties intend that this subsection operate such that the net income of Wilson/Bennett, computed according to generally accepted accounting principles, earned with respect to services performed by it before the Effective Date shall be paid out to the shareholders, as long as such payments do not reduce the tangible net worth of Wilson/Bennett to less than $42,000.  For purposes of this Section 2.1(b), accounts receivable are included in tangible net worth.

(c)                                  If at the Effective Date, clients of Wilson/Bennett representing more than ten percent (10%) of Assets Under Management shall have terminated or notified Wilson/Bennett of an intent to terminate Investment Contracts, the exchange consideration described in Section 2.1 shall be reduced.  The reduced exchange consideration shall be calculated by multiplying $6,600,000 by a fraction, the numerator of which is one hundred percent (100%) minus the percentage of Assets Under Management held by clients who have terminated or given notice of an intent to terminate Investment Contracts and the denominator of which is 90%.

(d)                                 If the exchange consideration described in Section 2.1(a) is adjusted pursuant to Section 2.1(b) or 2.1(c), the adjustment shall be to the cash portion of the exchange consideration and not to the aggregate Fair Market Value of the shares of Cardinal Common Stock to be issued.

(e)                                  Shares of Wilson/Bennett Class A Stock and Class B Stock issued and outstanding shall, by virtue of the Share Exchange, continue to be issued and outstanding shares and shall be held by Cardinal.

ARTICLE 3

3.1                                 Manner of Conversion.  As promptly as practicable after the Effective Date, Cardinal shall cause its stock transfer agent, acting as the exchange agent (“Exchange Agent”), to send to each former shareholder of record of Wilson/Bennett immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder’s certificates of Wilson/Bennett Class A Stock and Class B. Stock for the consideration set forth in Section 3.1 above and Section 3.3 below.  Any fractional share checks which a Wilson/Bennett shareholder shall be entitled to receive in exchange for such shareholder’s shares of Wilson/Bennett Class A Stock and Class B, and all dividends paid on any shares of Cardinal Common Stock that such shareholder shall be entitled to receive prior to the delivery to the Exchange Agent of such shareholder’s certificates representing all of such shareholder’s shares of Wilson/Bennett Class A Stock and Class B Stock will be delivered to such shareholder only upon delivery to the Exchange Agent of the certificates representing all of such shares (or indemnity satisfactory to Cardinal and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed).  No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery.

3.2                                 Fractional Shares.  Cardinal shall issue cash in lieu of fractional shares.  Cardinal will pay the value of such fractional shares in cash on the basis of the Fair Market Value per share of Cardinal Common Stock.

3.3                                 Dividends.  No dividend or other distribution payable to the holders of record of Cardinal Common Stock at or as of any time after the Effective Date shall be paid to the holder of any certificate representing shares of Wilson/Bennett Class A Stock or Class B Stock issued and outstanding at the Effective Date until such holder physically surrenders such certificate for exchange as provided in Section 3.2, promptly after which time all such dividends or distributions shall be paid (without interest).

EXHIBIT H

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of April     , 2005, is made between Cardinal Financial Corporation, a Virginia corporation (the “Company”), John W. Fisher (“Fisher”) and James B. Moloney (“Moloney”).

W I T N E S S E T H:

WHEREAS, the Company and Wilson/Bennett Capital Management, Inc., a Virginia corporation (“Wilson/Bennett”), entered into an Agreement and Plan of Share Exchange dated April     , 2005 (the “Share Exchange Agreement”), pursuant to which the Company acquired Wilson/Bennett; and

WHEREAS, pursuant to the Share Exchange Agreement, Fisher and Moloney, as the sole shareholders of Wilson/Bennett (collectively, the Shareholders”), acquired an aggregate of                      shares of Common Stock (as hereinafter defined); and

WHEREAS, the Company has agreed to enter into this Agreement to provide certain registration rights to the Shareholders in order to facilitate the distribution of the shares of Common Stock acquired by them pursuant to the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the Shareholders hereby agree as follows:

ARTICLE I

Definitions

Except as otherwise specified herein, capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in the Share Exchange Agreement.  For purposes of this Agreement, the following terms have the following meanings:

(a)                                  “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

(b)                                 “Blue Sky Filing” shall mean a filing made in connection with the registration or qualification of the Registrable Shares under a particular state’s securities or blue sky laws.

(c)                                  “Common Stock” shall mean the Common Stock, par value $1.00 per share, of the Company.

(d)                                 “Effective Period,” with respect to the Registrable Shares, shall mean the period from the date of effectiveness of the Registration Statement relating to the Registrable Shares under Section 2.2 below to the date that is two years from the date of such effectiveness; provided, that, for each Holdback Period required by the Company under Article III of this Agreement and for each Discontinuance Period (as defined in Section 2.4(k) below), the Effective Period shall be extended by the number of days during which the applicable Holdback Period or Discontinuance Period was in effect.

(e)                                  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f)                                    “Nasdaq” shall mean the Nasdaq Stock Market.

(g)                                 “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act as in effect on the date of this Agreement, and shall include, without limitation, corporations, partnerships, limited liability companies and trusts.

(h)                                 “Prospectus” shall mean the prospectus included in a Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in any such prospectus.

(i)                                     “Registrable Shares” shall mean the shares of Common Stock that the Shareholders acquired from the Company pursuant to the Share Exchange Agreement and such additional shares of Common Stock that the Company may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.

(j)                                     “Registration Statement” shall mean a registration statement of the Company under the Securities Act that covers the resale of the Registrable Shares pursuant to the terms of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(k)                                  “SEC” shall mean the Securities and Exchange Commission.

(l)                                     “Securities Act” shall mean the Securities Act of 1933, as amended.

ARTICLE II

Registration of Securities

Section 2.1.                                Securities Subject to this Agreement.  The securities entitled to the benefits of this Agreement are the Registrable Shares.  For the purposes of this Agreement, one or more of the Registrable Shares will no longer be subject to this Agreement when and to the extent that (i) a Registration Statement covering such Registrable Shares has been declared effective under the Securities Act and such Registrable Shares have been sold pursuant to such effective Registration Statement, (ii) such Registrable Shares are distributed to the public pursuant to Rule 144 under the Securities Act, (iii) such Registrable Shares shall have been otherwise transferred or disposed of, new certificates therefor not bearing a legend restricting further transfer or disposition shall have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities shall not require registration or qualification of such Registrable Shares under the Securities Act or any similar state law then in force, or (iv) such Registrable Shares have ceased to be outstanding.

Section 2.2.                                Demand Registration.

(a)                                  The Shareholders shall have the right to make one written request to the Company for the registration of Registrable Shares subject to this Agreement that are beneficially owned by the Shareholders at the time of the request, subject to the following provisions:

(1)                                  The maximum number of Registrable Shares that may be included in such written request shall be one-third of such shares; provided, however, that, in the event that (i) a Change of Control (as defined below) has occurred with respect to the Company or (ii) the Company’s employment of Bernard H. Clineburg as its the chief executive officer has terminated for any reason, such maximum number shall be all of such shares.

(2)                                  For purposes of this Section 2.2, a Change of Control occurs if (i) any person, including a “group” as defined in Section 13(d)(3) of the Exchange Act becomes the owner or beneficial owner of Common Stock having 40% or more of the combined voting power of the then outstanding Common Stock that may be cast for the election of the Company’s directors other than a result of an issuance of securities initiated by the Company, or open market purchases approved by the Company’s Board of Directors, as long as the majority of the Board of Directors approving the purchases is a majority at the time that the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Company before such events cease to constitute a majority of the Company’s Board of Directors, or any successor’s board, within two years of the last of such transactions.  For purposes of Section 2.2(a)(1) above, a Change of Control occurs on the date on which an event described in (i) or (ii) above occurs.  If a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

(3)                                  The maximum number of Registrable Shares subject to this Section 2.2(a) shall be subject to adjustment in the event that the Company issues additional shares with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.

(b)                                 The Shareholders shall have the right to make one additional request to the Company for the registration of Registrable Shares subject to this Agreement that are beneficially owned by the Shareholders at the time of the request, provided that the Shareholders have previously made a request under Section 2.2(a) above and subsequent to that request either (i) a Change of Control (as defined below) has occurred with respect to the Company or (ii) the Company’s employment of Bernard H. Clineburg as its the chief executive officer has terminated for any reason.  The maximum number of Registrable Shares that may be included in such additional request shall be all of the Registrable Shares, less any shares included in the prior request made under Section 2.2(a) above.

(c)                                  The Company shall have the option to purchase the shares of Common Stock covered by a request under either Section 2.2(a) or (b) above directly from the Shareholders.  In order to exercise this option, the Company shall provide the Shareholders with written notice of its intention to do so to the Shareholders within 10 days of the receipt of such request.  The purchase of such shares by the Company shall be completed with 30 days of the receipt of such request, and the purchase price for the shares shall be the average closing sale price on Nasdaq for sales of shares of Common Stock for the 20 days on which shares of Common Stock trade immediately preceding the fifth day before the date of such written notice from the Company, adjusted, if necessary, for any stock split or stock dividend, during such twenty (20) day period.

(d)                                 Upon the receipt of a request described in Section 2.2(a) or (b) above, and to the extent that the Company has not exercised the option set forth in Section 2.2(c) above, the Company shall (i) within 45 days of such request, file a Registration Statement with the SEC under the Securities Act to register the resale of the Registrable Shares as set forth in such request and (ii) use its best efforts to cause such Registration Statement to become effective as soon as practicable after the filing thereof with the SEC.  On or before the Closing Date, the Company shall have listed on Nasdaq, on a when issued basis, the Registrable Shares (except to the extent that such Registrable Shares have been listed previously).

(e)                                  The Company shall use its best efforts to maintain the effectiveness of the Registration Statement relating to the Registrable Shares, and maintain the listing of such shares, as applicable, on Nasdaq or any exchange or automated interdealer quotation system on which the Common Stock is then listed or quoted, during the Effective Period.

(f)                                    The Company shall not be obligated to register any of the Registrable Shares held by an Affiliate of the Shareholders.

Section 2.3.                                Registration Procedures.  In order to comply with the requirements of Section 2.2 above, the Company will:

(a)                                  prepare and file with the SEC a Registration Statement covering the Registrable Shares on Form S-3, if the Company is eligible to use such form, or such other form or forms for which the Company then qualifies and that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Shares on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (or any successor rule); provided, however, that the methods of distribution permitted by such Registration Statement shall not include underwritten offerings.

(b)                                 prepare and file with the SEC pre- and post-effective amendments to the Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company, or by the Securities Act or the rules and regulations thereunder, and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and otherwise comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares;

(c)                                  furnish to the Shareholders such number of copies of the Registration Statement and each pre- and post-effective amendment thereto, any Prospectus or Prospectus supplement and each amendment thereto and such other documents as the Shareholders may reasonably request in order to facilitate the transfer or disposition of the Registrable Shares by the Shareholders;

(d)                                 make such Blue Sky Filings, if necessary, to register or qualify the Registrable Shares under such state securities or blue sky laws of such jurisdictions as the Shareholders may reasonably request, and do any and all other acts that may be reasonably necessary or advisable to enable the Shareholders to consummate the transfer or disposition in such jurisdictions of the Registrable Shares, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.3(d), it would not be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

(e)                                  notify the Shareholders, at any time when a Prospectus is required to be delivered under the Securities Act with respect to one or more of the Registrable Shares, of the Company’s becoming aware that a Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and prepare and furnish to the Shareholders a reasonable number of copies of an amendment to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)                                    notify the Shareholders

(1)                                  when any Prospectus or Prospectus supplement or pre- or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when such Registration Statement or post-effective amendment has become effective;

(2)                                  of any request by the SEC or any other applicable regulatory authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

(3)                                  of the issuance by the SEC or any other applicable regulatory authority of any stop order of which the Company or its counsel is aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any threats of any proceedings for such purpose; and

(4)                                  of the receipt by the Company of any written notification of the suspension of the registration or qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or any threats of any proceeding for such purpose;

(g)                                 make generally available to the Company’s shareholders, as soon as reasonably practicable, an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 2.3(g) if it has complied with Rule 158 under the Securities Act;

(h)                                 provide for the Company’s transfer agent at the time to serve as transfer agent and registrar for the Registrable Shares covered by the Registration Statement no later than the effective date of such Registration Statement;

(i)                                     cooperate with the Shareholders to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the Shareholders may reasonably request;

(j)                                     provide the Shareholders and any attorney, accountant or other agent retained by the Shareholders (collectively, the “Inspectors”) with reasonable access during normal business hours to appropriate officers of the Company and its subsidiaries to ask questions and to obtain information that any such Inspector may reasonably request and make available for inspection all financial and other records, pertinent corporate documents and properties of any of the Company and its subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the

Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs or is otherwise bound by a confidentiality agreement reasonably satisfactory to the Company; and

(k)                                  in the event of the issuance of any stop order of which the Company or its counsel is aware suspending the effectiveness of the Registration Statement or any order suspending or preventing the use of any related Prospectus or suspending the registration or qualification of any Registrable Shares for sale in any jurisdiction, the Company promptly will use its best efforts to obtain its withdrawal.

The Shareholders shall furnish to the Company in writing such information regarding the Shareholders and their Affiliates as is required to be disclosed pursuant to the Securities Act. The Shareholders agree to notify the Company promptly of any inaccuracy or change in information previously furnished by the Shareholders to the Company or of the happening of any event in either case as a result of which the Registration Statement, a Prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact regarding the Shareholders or any of their Affiliates or omits to state a material fact regarding the Shareholders or any of their Affiliates required to be stated therein or necessary to make the statements therein not misleading and to furnish promptly to the Company any additional information required to correct and update any previously furnished information or required so that such Registration Statement, Prospectus, or amendment or supplement, shall not contain, with respect to the Shareholders or any of their Affiliates, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Shareholders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.3(e) or (k) above, the Shareholders will forthwith discontinue (and cause any Affiliate to discontinue) the transfer or disposition of any Registrable Shares pursuant to the Prospectus relating to the Registration Statement covering such Registrable Shares until the Shareholders’ receipt of the copies of the amended or supplemented Prospectus contemplated by Section 2.3(e) or the withdrawal of any order contemplated by Section 2.3(k), and, if so directed by the Company, the Shareholders will deliver to the Company all copies, other than permanent file copies then in the Shareholders’ possession, of the Prospectus covering such Registrable Shares at the time of receipt of such notice.  The period during which any discontinuance under this paragraph is in effect is referred to herein as a “Discontinuance Period.”

Section 2.4.                                Registration Expenses.  In connection with the registration of the Registrable Shares pursuant to Section 2.2 above, the Company will pay any and all out-of-pocket expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, (i) all registration and filing fees with the SEC relating to the Registrable Shares, (ii) all fees and expenses of complying with state securities or blue sky laws, (iii) all printing and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Shares on Nasdaq, or any other exchange or automated interdealer quotation system as then applicable, (v) the fees and disbursements of the Company’s counsel and of its independent public accountants, and (vi) the fees and expenses of any special experts retained by the Company in connection with the requested registration, and the Shareholders shall pay any and all out-of-pocket expenses incurred by the Shareholders, including, without limitation, (x) all fees or disbursements of counsel to the Shareholders and (y) all brokerage commissions, fees and expenses and all transfer taxes and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Shares.

ARTICLE III

Holdback Period

If one or more underwritten public offerings of shares of Common Stock (other than the Registrable Shares) by the Company occur during the Effective Period, then, in connection with each such public offering, the Company may require the Shareholders to refrain from, and the Shareholders will refrain from, selling any of the Registrable Shares for a period determined by the Company but not to exceed 120 days (or such lesser period as the Company may require its officers and directors or other holders of shares of Common Stock to so refrain) (each such period referred to as a “Holdback Period”) so long as the Company delivers written notice to the Shareholders of the Company’s requirement of a Holdback Period and the length of such Holdback Period prior to commencement of the Holdback Period.

ARTICLE IV

Indemnification; Contribution

Section 4.1.                                Indemnification by the Company.  The Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, and, subject to Section 4.3 below, defend each of Fisher and Moloney and their respective agents and representatives (each, a “Company Indemnitee”), against any and all losses, claims, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any action or proceeding, commenced or threatened, and to reimburse them for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions (collectively, “Losses”), with respect to sales of Registrable Shares under the Registration Statement, insofar as any Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any pre- or post-effective amendment thereto or in any Blue Sky Filing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

or (iii) any violation of the Securities Act of 1933; provided, however, that the indemnification agreement contained herein shall not (i) apply to Losses arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Company Indemnitee from time to time specifically for use in the Registration Statement, the Prospectus or any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any Person, to the extent that any such Loss arises out of such Person’s failure to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement, or omission or alleged omission, at or prior to the written confirmation of the sale of the Registrable Shares to such Person if such statement or omission was corrected in the Prospectus or any amendment or supplement thereto prior to the written confirmation of the sale.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee or any other Person and shall survive the transfer of such securities by such Company Indemnitee.

Section 4.2.                                Indemnification by the Shareholders.  The Shareholders will, and hereby agree to, indemnify and hold harmless and, subject to Section 4.3 below, defend (in the same manner and to the same extent as set forth in Section 4.1 above), hold harmless and defend, the Company and the Company’s officers, directors, employees, agents, representatives and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any such untrue statement or alleged untrue statement in, or any such omission or alleged omission from, the Registration Statement, any Prospectus, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Shareholders from time to time specifically for use in the Registration Statement, the Prospectus, and any such amendment or supplement thereto.  Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or any other Person and shall survive the transfer of such securities by the Shareholders.  The liability of an indemnifying party under this Section 4.2 shall be limited to the amount of the net proceeds received by such indemnifying party upon the resale of any Registrable Shares pursuant to the Registration Statement creating such liability.

Section 4.3.                                Notices of Claims.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 4.1 and 4.2 above, such indemnified party will give, if a claim in respect thereof is to be made against an indemnifying party, written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article IV, except to the extent that the indemnifying party is actually prejudiced in any material respect by such failure to give notice.  In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of reasonable investigation.  If the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim in each case at the indemnifying party’s expense.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party that relates to such action or claim.  The indemnifying party shall keep the indemnified party fully informed at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense, except that the indemnifying party shall be liable for such reasonable costs and expenses if, in such indemnified party’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist as described above.  If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party informed at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the written consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a general written release from all liability with respect to such claim or litigation.

Section 4.4.                                Indemnification Payments.  The indemnification required by this Article IV shall be made by periodic payments of the amount thereof during the course of the investigation or defense as and when bills are received or Losses are incurred, subject to the receipt of such documentary support therefor as the indemnifying party may reasonably request.

Section 4.5.                                Contribution.  If the indemnification provided for in this Article IV is unavailable to or insufficient to hold harmless a party otherwise entitled to be indemnified thereunder in respect to any Losses referred to therein, then the parties required to provide indemnification under this Article IV shall contribute to the amount paid or payable by such party as a result of Losses in such proportion as is appropriate to reflect the relative fault of each such indemnifying party in connection with the statements or omissions that resulted in such Losses. The relative fault of each indemnifying party shall be determined by reference to whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Shareholders agree that it would not be just and equitable if contributions pursuant to this Section 4.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 4.5.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

Section 4.6.                                Other Rights and Liabilities.  The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE V

Miscellaneous

Section 5.1.                                Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

If to the Company, to it at:	Cardinal Financial Corporation
8270 Greensboro Drive, Suite 500
McLean, Virginia 22102
Telecopier: (703) 584-3435
Attention: Bernard H. Clineburg

With a copy to:	Williams, Mullen, Clark & Dobbins
1021 East Cary Street, 17th Floor
Richmond, Virginia 23219
Telecopier: (804) 783-6507
Attention: Wayne A. Whitham, Jr., Esquire

If to Fisher, to him at:	John W. Fisher
201 N. Union Street, #230
Alexandria, Virginia 22314

With a copy to:

If to Fisher, to him at:	James Bennett Moloney
201 N. Union Street, #230
Alexandria, Virginia 22314

With a copy to:

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee’s confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

Section 5.2.                                Amendments, Waivers, Etc.  This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and the Shareholders.

Section 5.3.                                Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise; provided that no party may assign this Agreement without the other party’s prior written consent.

Section 5.4.                                Entire Agreement.  This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Share Exchange Agreement.

Section 5.5.                                Specific Performance.  The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

Section 5.6.                                Remedies Cumulative.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 5.7.                                No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 5.8.                                No Third Party Beneficiaries.  Except as provided in Article IV above, this Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

Section 5.9.                                Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Affiliates to submit, to the jurisdiction of the federal courts located in Virginia, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located either in Virginia, for the purpose of any Action (as such term is defined in the Stock Purchase Agreement) arising out of or based upon this Agreement or relating to the subject matter hereof or the transactions contemplated hereby, (ii) hereby waives, and agrees to cause each of its Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Affiliates to commence any Action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.1 above is reasonably calculated to give actual notice.  Notwithstanding anything contained in this Section 5.9 to the contrary with respect to the parties’ forum selection, if an Action is filed against a party to this Agreement, including its Affiliates, by a person who or which is not a party to this Agreement, an Affiliate of a party to this Agreement, or an assignee thereof (a “Third Party Action”), in a forum other than the federal district court or a state court located in Virginia, and such Third Party Action is based upon, arises from, or implicates rights, obligations or liabilities existing under this Agreement or acts or omissions pursuant to this Agreement, then the party to this Agreement, including its Affiliates, joined as a defendant in such Third Party Action shall have the right to file cross-claims or third-party claims in the Third Party Action against the other party to this Agreement, including its Affiliates, and even if not a defendant therein, to intervene in such Third Party Action with or without also filing cross-claims or third-party claims against the other party to this Agreement, including its Affiliates.

Section 5.10.                         Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

Section 5.11.                         Name, Captions.  The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

Section 5.12.                         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

Section 5.13.                         Expenses.  Each of the parties hereto shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

Section 5.14.  Severability.  In the event that any provision of this Agreement would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  The provisions of this Agreement are severable, and in the event that any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Registration Rights Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.

CARDINAL FINANCIAL CORPORATION

By:
	Name:	Bernard H. Clineburg
	Title:	Chairman, President and Chief Executive Officer

JOHN W. FISHER

JAMES B. MOLONEY

EXHIBIT I

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Employment Agreement” or the “Agreement”) is made and entered into as of the        day of              , 2005 by and between WILSON/BENNETT CAPITAL MANAGEMENT, INC., a Virginia corporation, hereinafter called the “Corporation”, and JOHN W. FISHER, hereinafter called the “Employee”, and provides as follows:

RECITALS

WHEREAS, the Corporation desires to retain the services of Employee on the terms and conditions set forth herein and, for purpose of effecting the same, the Board of Directors of the Corporation (the “Board of Directors”) has approved this Employment Agreement and authorized its execution and delivery on the Corporation’s behalf to the Employee; and

WHEREAS, the Employee is presently the duly elected President and Chief Executive Officer of the Corporation and, as such, is a key Employee officer of the Corporation whose continued dedication, availability, advice and counsel to the Corporation is deemed important to the Board of Directors, the Corporation and its stockholders; and

WHEREAS, the services of the Employee, his experience and knowledge of the affairs of the Corporation, and his reputation and contacts in the industry are valuable to the Corporation; and

WHEREAS, the Corporation wishes to attract and retain such well-qualified Employees and it is in the best interests of the Corporation and of the Employee to secure the continued services of the Employee; and

WHEREAS, The Employee owns 90% of the Corporation’s issued and outstanding common stock; and

WHEREAS, contemporaneously with the execution of this Employment Agreement the Corporation is entering into an Agreement and Plan of Share Exchange, dated April     , 2005, (the “Share Exchange Agreement”) with Cardinal Financial Corporation, a Virginia corporation (“Cardinal”) pursuant to which the Corporation will become a wholly-owned subsidiary of Cardinal (the “Share Exchange”); and

WHEREAS, if the Share Exchange is consummated, Employee, in his capacity as a shareholder of the Corporation, shall receive consideration with a value of $5,940,000.00; and

WHEREAS, the Corporation and Employee understand and acknowledge that the execution of this Agreement is a material inducement for Cardinal to enter into the Share Exchange Agreement;

NOW, THEREFORE, to assure the Corporation of the Employee’s continued dedication, the availability of his advice and counsel to the Board of Directors, and to induce the Employee to remain and continue in the employ of the Corporation and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Corporation and the Employee hereby agree as follows:

TERMS OF AGREEMENT

Section 1.  Employment. (a)     Employee shall be employed as the President and Chief Executive Officer of the Corporation to perform such services for the Corporation and/or one or more Affiliates which are customary and appropriate for a chief executive officer as may be assigned to Employee by the Corporation from time to time upon the terms and conditions hereinafter set forth.

(b)                                 References in this Agreement to services rendered for the Corporation and compensation and benefits payable or provided by the Corporation shall include services rendered for and compensation and benefits payable or provided by any Affiliate.  References in this Agreement to the “Corporation” also shall mean and refer to each Affiliate for which Employee performs services.  References in this Agreement to “Affiliate” shall mean any business entity that, directly or indirectly, through one or more intermediaries, is controlled by the Corporation.

(c)                                  Employee acknowledges that he is entering into this Agreement on his own free will and that he has had the benefit of the advice of, and is relying solely upon, independent counsel of his own choice.

Section 2.  Term.  The term of this Agreement shall commence on the date hereof and continue until April 30, 2008 (the “Employment Period”) unless sooner terminated under the terms of this Agreement.  Beginning on April 30, 2008 and each April 30 thereafter, the Employment Period and this Agreement and all its terms and provisions shall be automatically extended for one additional year, unless prior notice of non-renewal is provided by the Corporation or Employee or employment under this Agreement is otherwise terminated in accordance with the provisions of Section 9.

Section 3.  Exclusive Service.  Employee shall devote his best efforts and full time to rendering services on behalf of the Corporation in furtherance of its best interests. Employee shall comply with all policies, standards and regulations of the Corporation now or hereafter promulgated, and shall perform his duties under this Agreement to the best of his abilities and in accordance with standards of conduct appropriate for the chief executive officer of a registered investment advisor.

Section 4.  Cash Compensation.  (a)     As compensation while employed hereunder, Employee shall receive a salary at the rate of $200,000 per year, payable twice monthly.

(b)                                 For each calendar year, or part thereof, Employee shall be entitled to a bonus equal to 10% of the net income of Wilson/Bennett Capital Management, Inc. if such net income does not exceed $1,000,000.  If such net income exceeds $1,000,000, Employee’s bonus shall be $100,000, plus 20% of the amount by which net income exceeds $1,000,000.

For 2005 the bonus formula will be annualized.  For example, if the Effective Date is July 1, 2005, the bonus will be 10% of the net income of the Corporation for the period from July 1, 2005 to December 31, 2005 if such net income doe not exceed $500,000.  If such net income exceeds $500,000, the bonus shall be $50,000, plus 20% of the amount by which net income exceeds $500,000.

If this Agreement terminates during a year for any reason other than Cause or resignation without Good Reason, the bonus for the year will be annualized.  For example, if this Agreement terminates on July 1 of a year, the bonus will be 10% of the net income of the Corporation for the period from January 1, through June 30 if such net income does not exceed $500,000.  If such net income exceeds $500,000, the bonus shall be $50,000, plus 20% of the amount by which net income exceeds $500,000.

In 2005 annualization shall be based on the ratio of the number of days from the Effective Date to the end of the year to the number of days in the year.  In the year Employee’s employment terminates, annualization shall be based on the ratio of the number of days in the year before the Date of Termination to the number of days in the year.

For purposes of this Section 4(b), net income shall be computed according to generally accepted accounting principles, consistently applied, but without deduction for income taxes, amortization of intangible assets or allocations of indirect overhead.  For purposes of the Agreement, “indirect overhead” will include expenses paid or incurred by Cardinal or its affiliates that are allocated to the income statement of the Corporation by Cardinal and that did not cause Cardinal to incur any incremental cost.  This includes, but is not limited to,  advertising costs, insurance costs, and officers’ salaries that are allocated to the Corporation but which would have been incurred irrespective of whether Cardinal owned the Corporation.  However, if a Cardinal expense is greater in amount due to its ownership of the Corporation, then such incremental cost may be deemed direct overhead for purposes of the Agreement.

(c)                                  The Corporation shall withhold state and federal income taxes, social security taxes and such other payroll deductions as may from time to time be required by law or agreed upon in writing by Employee and the Corporation.  The Corporation shall also withhold and remit to the proper party any amounts agreed to in writing by the Corporation and the Employee for participation in any corporate sponsored benefit plans in which Employee is a participant and for which a contribution is required.

(d)                                 Except as otherwise expressly set forth hereunder, no compensation shall be paid pursuant to this Agreement in respect of any month or portion thereof subsequent to any termination of Employee’s employment by the Corporation.

Section 5.  Corporate Benefit Plans.  Employee shall be entitled to participate in or become a participant in any employee benefit plan maintained by the Corporation for which he is or will become eligible on such terms as the Board of Directors may, in its discretion, establish, modify or otherwise change.  On and after the effective date of the Share Exchange, Employee shall be entitled to participate in the Cardinal plans, as set forth in Section 5.1 of the Share Exchange Agreement.  Notwithstanding the above, Employee will not be eligible to participate in the Cardinal Bank Deferred Compensation Plan.  However on or after the Effective Date, he will be eligible to participate in an executive deferred compensation plan that is materially equivalent to the George Mason Mortgage, LLC Executive Deferred Compensation Plan.

Section 6.  Expense Account.  The Corporation shall reimburse Employee for reasonable and customary business expenses incurred in the conduct of the Corporation’s business.  Such expenses will include business meals, out-of-town lodging and travel expenses.  In no event will there be reimbursement for items which are not reimbursable under Corporation policy.  Employee agrees to timely submit records and receipts of reimbursable items and agrees that the Corporation can adopt reasonable rules and policies regarding such reimbursement.  The Corporation agrees to make prompt payment to the Employee following receipt and verification of such reports.

Section 7.  Personal and Sick Leave.  Employee shall be entitled to the same personal and sick leave as the Board of Directors may from time to time designate for all full-time employees of the Corporation.

Section 8.  Vacations.  Employee shall be entitled to four (4) weeks of vacation leave each year, which shall be taken at such time or times as may be approved by the Corporation and during which Employee’s compensation hereunder shall continue to be paid.

Section 9.  Termination. (a)  Notwithstanding the termination of Employee’s employment pursuant to any provision of this Agreement, the parties shall be required to carry out any provisions of this Agreement which contemplate performance by them subsequent to such termination, including the Corporation’s obligations under Section 10 and the Employee’s obligations under Section 11.  In addition, no termination shall affect any liability or other obligation of either party which shall have accrued prior to such termination, including, but not limited to, any liability, loss or damage on account of breach. No termination of employment shall terminate the obligation of the Corporation to make payments of any vested benefits provided hereunder or the obligations of the Employee under Sections 11 and 12.

(b)                                 This Agreement shall terminate upon death of the Employee. The Corporation may terminate Employee’s employment under this Agreement, after having established the Employee’s disability by giving to the Employee written notice of its intention to terminate his employment for disability, and his employment with the Corporation shall terminate effective on the 90th day after receipt of such notice (the “Disability Effective Date”) if within 90 days after such receipt the Employee shall fail to return to the full-time performance of the essential functions of his position (and if the Employee’s disability has been established pursuant to the definition of “disability” set forth below).  For purposes of this Agreement, “disability” means either (i) disability which after the expiration of more than 13 consecutive weeks after its commencement is determined to be total and permanent by a physician selected and paid for by the Corporation or its insurers, and acceptable to the Employee or his legal representative, which consent shall not be unreasonably withheld, or (ii) disability as defined in the policy of disability insurance maintained by the Corporation for the benefit of the Employee, whichever shall be more favorable to the Employee.  Notwithstanding any other provision of this Agreement, the Corporation shall comply with all requirements of the Americans with Disabilities Act, 42 U.S.C. § 12101 et. seq.

(c)                                  The Corporation may terminate the Employee’s employment, in its sole discretion at any time during the Employment Period, with or without “Cause.”

(d)                                 The Employee’s employment may be terminated by the Employee, in the Employee’s sole discretion at any time during the Employment Period, with or without “Good Reason.”

(e)                                  For purposes of this Agreement,

(i)                                     “Cause” shall mean the Employee’s:

(A)                              continued willful failure, without Cure (as defined below), to perform substantially the Employee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness);

(B)                                acts or conduct involving embezzlement, theft, larceny, fraud, or any other material acts of dishonesty by the Employee in the performance of the Employee’s duties;

(C)                                conviction of, or entrance of a plea of guilty or nolo contendere to, a felony or any crime by the Employee involving moral turpitude which crime of moral turpitude is demonstrably injurious to the Corporation or client relationships;

(D)                               acts or conduct which result in the Employee becoming subject to an order of a governmental agency or other regulatory body which prevents or materially restricts the Employee in performing the Employee’s duties hereunder;

(E)                                 reporting to work under the influence of alcohol, narcotics or unlawful controlled substances, or any other material violation, without Cure (to the extent such other material violation is capable of Cure), of any Corporation employment policy or procedure or any other material violation of the Corporation’s employment policy or procedure which has the potential to subject the Corporation to legal liability;

(F)                                 conduct that is demonstrably and materially injurious to the Corporation without Cure (to the extent such conduct is capable of Cure); or

(G)                                breach of any of the provisions of Section 11 of this Agreement.

(ii)                                  “Cure” shall mean, following the giving of notice of Cause or Good Reason, the Employee or the Corporation, as the case may be, shall have cured the Cause or Good Reason within thirty (30) days of such notice having been given.

(iii)                               “Good Reason” shall mean a termination by Employee resulting from a material breach by the Corporation of a material obligation of the Corporation under this Agreement without Cure.  A breach described in this clause shall include, but not be limited to:

(A)                              a detrimental alteration or failure to comply with the terms of the Employee’s employment as they relate to the Employee’s position, responsibilities, reporting and duties, or the compensation and benefit arrangements applicable to the Employee;

(B)                                the failure of the Corporation to obtain an agreement reasonably satisfactory to the Employee from any successor of the Corporation to assume and agree to perform this Agreement, as contemplated in Section 13(b) hereof; or

(C)                                any termination of the Employee’s employment which is not effected pursuant to the terms of this Agreement.

(f)                                    Any termination by the Corporation with or without Cause, or by the Employee with or without Good Reason, shall be communicated by Notice of Termination to the other party hereto in accordance with this Section and Section 16 of this Agreement.  For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated.  The failure by the Employee or the Corporation to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Corporation hereunder or preclude the Employee or the Corporation from asserting such fact or circumstance in enforcing the Employee’s or the Corporation’s rights hereunder.

(g)                                 “Date of Termination” means if the Employee’s employment is terminated (i) by the Corporation for Cause or by the Employee for Good Reason, the date that is one day after the last day of the cure period, if any, (ii) by the Corporation other than for Cause or Disability, or by the Employee without Good Reason, the date that is 30 days after the date on which the Corporation or the Employee notifies the Employee or the Corporation, as applicable, of such termination, and (iii) by reason of death or disability, the date of death of the Employee or the Disability Effective Date, as the case may be.

Section 10.  Obligations of the Corporation upon Termination.

(a)                                  If, during the Employment Period, the Corporation shall terminate the Employee’s employment other than for Cause, death or disability or the Employee shall terminate employment for Good Reason, then the Corporation shall pay to the Employee each month for 12 months one-twelfth of the Employee’s annual salary, and the amounts set forth below:

(i)                                     To the extent not theretofore paid, the Employee’s accrued salary through the Date of Termination, any bonus for a prior year that remains unpaid; and

(ii)                                  The Employees’ bonus for the year in which his employment terminates calculated according to Section 4(b).

(b)                                 If, during the Employment Period, the Corporation shall terminate the Employee’s employment for Cause or the Employee shall terminate his employment without Good Reason, then the Corporation shall have no further obligation to the Employee; provided the Corporation shall pay to the Employee, to the extent not theretofore paid, the Employee’s accrued salary through the Date of Termination and any bonus for the prior year that remains unpaid; and, provided further, in order that Section 11(c) shall apply for twelve (12) months following a termination of employment for cause or a resignation by Employee without Good Reason, the Corporation may, at its option, pay to the Employee the same amounts at the same times as set forth in Section 10(a).

(c)                                  If, during the Employment Period, the Employee is terminated due to disability, as defined in Section 9(b) hereof, then the Corporation shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination to the extent not theretofore paid, the Employee’s accrued salary through the Date of Termination and any bonus for a prior year that remains unpaid.

(d)                                 If, during the Employment Period, the Employee shall die, then the Corporation shall pay to the Employee’s personal representative in a lump sum in cash within 30 days after the Date of Termination to the extent not theretofore paid, the Employee’s accrued salary through the Date of Termination and any bonus for a prior year that remains unpaid.

(e)                                  Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 11, Employee will not thereafter be entitled to receive any further compensation or benefits pursuant to this Section 10.  All payments to Employee pursuant to Sections 10(a)(ii) and 10(b)(ii) shall be solely in exchange for Employee’s covenants and agreements set forth in Section 11 and shall not be deemed to be severance payments.

(f)(1)  If Employee resigns for any reason within three months after a Change of Control shall have occurred, or within three months of the date that Bernard H. Clineburg ceases to serve as the Corporation’s chief executive officer, then on or before Employee’s last day of employment with the Corporation, the Corporation shall pay to Employee as compensation for services rendered to the Corporation a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to one hundred fifty percent (150%) of the sum of the payments received by him under Sections 4(a) and 4(b) in the 12 months that precede the Date of Termination.  The cash amount required to be paid hereby shall be paid by the Corporation in equal monthly installments over the eighteen (18) months succeeding the date of termination, payable on the first day of each such month.  Payment under this Section 8(f)(1) shall be in lieu of any amount that is or might be due under Section 10(a).

(2)  For purposes of this Agreement, a Change of Control occurs if, after the date of this Agreement, (i) any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Corporation or Cardinal securities having 50% or more of the combined voting power of the then outstanding Corporation or Cardinal securities that may be cast for the election of the Corporation’s or Cardinal’s directors other than as a result of an issuance of securities initiated by the Corporation’s or Cardinal’s directors, or open market purchases approved by the Board of Directors, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a share exchange or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Corporation or Cardinal before such events cease to constitute a majority of the Corporation’s or Cardinal’s Board, or any successor’s board, within two years of the last of such transactions.  For purposes of this Agreement, a Change of Control occurs on the date on which an event described in (i) or (ii) occurs.  If a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

(3)  It is the intention of the parties that no payment be made or benefit provided to Employee pursuant to this Agreement that would constitute an “excess parachute payment” within the meaning of Section 280G of the Code and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Corporation or the imposition of an excise tax on Employee under Section 4999 of the Code.  If the independent accountants serving as auditors of the Corporation on the date of a Change of Control (or any other accounting firm designated by the Corporation) determine that some or all of the payments or benefits scheduled under this Agreement, as well as any other payments or benefits on a Change of Control, would be nondeductible by the Company under Section 280G of the Code, then the payments scheduled under this Agreement will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.  The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties.  Employee shall have the right to designate within a reasonable period, which payments or benefits will be reduced; provided, however that if no direction is received from Employee, the Corporation shall implement the reductions in its discretion.

Section 11.  Confidentiality/Nondisclosure/Noncompetition/Nonsolicitation.  (a)(i)  The Employee acknowledges:

(A)                              The Corporation’s business has been built over a period of eleven (11) years through the efforts of Employee; and

(B)                                That all or substantially all relationships with the Corporation’s customers are personal to Employee; and

(C)                                That it is his intent, if the Share Exchange is consummated, that the Corporation’s goodwill, including the value of the long term relationships he has developed with the Corporation’s customers, shall, indirectly through its ownership of the Corporation, become the property of Cardinal.

(ii)                                  By entering into this Agreement, the Employee intends:

(A)                              To induce the Corporation and Cardinal to enter into the Share Exchange Agreement; and

(B)                                To induce Cardinal to consummate the Share Exchange.

(b)  Employee covenants and agrees that any and all information concerning the customers, businesses and services of the Corporation of which he has knowledge or access as a result of his association with the Corporation in any capacity shall be deemed confidential in nature and shall not, without the prior written consent of the Corporation, be directly or indirectly used, disseminated, disclosed or published by Employee to third parties other than in connection with the usual conduct of the business of the Corporation.  Such information shall expressly include, but shall not be limited to, information concerning the Corporation’s asset management methods, other trade secrets, business operations, business records, customer lists or other customer information.  Upon termination of employment the Employee shall deliver to the Corporation all originals and copies of documents, forms, records or other information, in whatever form it may exist, concerning the Corporation or its business, customers, products or services.  In construing this provision it is agreed that it shall be interpreted broadly so as to provide the Corporation with the maximum protection.  This Section 11(b) shall not be applicable to any information which, through no misconduct or negligence of Employee, is disclosed to the public by anyone other than Employee or that Employee, after notifying the Corporation, is compelled to disclose by legal process.

(c)  During the term of this Agreement and throughout any further period that he is an officer or employee of the Corporation, and for a period of eighteen (18) months from and after the date that Employee is (for any reason) no longer employed by the Corporation or for a period of eighteen (18) months from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant in the event of a breach of Employee, whichever is later, Employee covenants and agrees that he will not, directly or indirectly, either for himself or as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever provide Competitive Services (as defined in Section 11(e)) in any state in which Employee has been licensed or registered as an investment adviser representative or agent of the Corporation at any time within nine (9) months of the date Employee ceases to be employed by the Corporation.  Notwithstanding the foregoing, this Section 11(c) shall not apply during any period after a termination of Employee’s employment in which or for which he is not receiving compensation under Section 10.

This Section 11(c) shall not preclude Employee from merely becoming the holder of any publicly traded stock, provided Employee does not acquire a stock interest in excess of 5%.

(d)                                 While employed by the Corporation and for eighteen (18) months after the Employee’s termination of employment with the Corporation for any reason, the Employee will not, directly or indirectly, on behalf of the Employee or any other person or entity, solicit or induce, or attempt to solicit or induce, any person employed by the Corporation during the two-year period immediately prior to the Employee’s termination, to terminate his or her relationship with the Corporation and/or to enter into an employment or agency relationship with the Employee or with any other person or entity with whom the Employee is affiliated.

(e)                                  While employed by the Corporation and for eighteen (18) months after the Employee’s termination of employment with the Corporation for any reason, the Employee will not, except to the extent necessary to carry out his duties as an employee of the Corporation, directly or indirectly provide Competitive Services (as defined below) to any Customer (as defined below), directly or indirectly, on behalf of the Employee or any other person or entity, or solicit or divert away or attempt to solicit or divert away any Customer of the Corporation for the purpose of selling or providing Competitive Services, provided the Corporation is then still engaged in the sale or provision of Competitive Services.

(f)(1)                      For purposes of this Agreement, the term “Customer” means any individual or entity to whom or to which the Corporation provided Competitive Services within two years of Employee’s Date of Termination (or, within one year of the Date of Termination, the Corporation had identified as a prospect for the provision of Competitive Services, and with whom or with which the Employee had, alone or in conjunction with others, material contact) during the year immediately prior to the Date of Termination.

(2)                                  For purposes of this Agreement, the Employee shall have had material contact with a person or entity if (i) the Employee had direct business dealings with the person or entity on behalf of the Corporation; (ii) the Employee was responsible for supervising or coordinating the business dealings between the person or entity and the Corporation; (iii) the Employee was responsible for supervising or coordinating the identification of such person or entity as a prospective Customer of the Corporation; or (iv) the Employee obtained trade secrets or confidential information about the person or entity as a direct result of the Employee’s business involvement with the person or entity on behalf of the Corporation.

(3)                                  For purposes of this Agreement, “Competitive Services” shall mean acting as an investment adviser, investment adviser agent or representative, trust officer or employee or in any other capacity advising others, directly or indirectly, for compensation, as to the value of securities or as to the advisability of investing in, purchasing or selling securities.  Notwithstanding the foregoing, the word “securities” as used in this Section 11(f)(3) shall not include equity securities that are not registered under the Securities Exchange Act of 1934, unless on or within nine (9) months prior to the Date of Termination, the Corporation has advised others, directly or indirectly, for compensation, as to the value of such securities or as to the advisability of investing in, purchasing or selling such securities as part of a portfolio of investments.

(g)                                 The Employee agrees that the covenants in this Section 11 are reasonably necessary to protect the legitimate interests of the Corporation, are reasonable with respect to time and territory and do not interfere with the interests of the public.  The Employee further agrees that the descriptions of the covenants contained in this Section 11 are sufficiently accurate and definite to inform the Employee of the scope of the covenants.  Finally, the Employee agrees that the consideration set forth in the Share Exchange Agreement and in this Agreement is full, fair and adequate to support the Employee’s obligations hereunder and the Corporation’s rights hereunder before and after the effective date of the Share Exchange.  The Employee acknowledges that in the event the Employee’s employment with the Corporation is terminated for any reason, the Employee will be able to earn a livelihood without violating such covenants.

(h)                                 The parties have attempted to limit the Employee’s right to compete only to the extent necessary to protect the Corporation from unfair competition.  The parties recognize, however, that reasonable people may differ in making such a determination.  Accordingly, the parties intend that the covenants contained in this Section 11 and the subparts thereof to be completely severable and independent, and any invalidity or unenforceability of any one or more such covenants will not render invalid or unenforceable any one or more of the other covenants.  The parties further agree that, if the scope or enforceability of a covenant contained in this Section 11 or a subpart thereof is in any way disputed at any time, a court or other trier of fact may modify and reform such provision to substitute such other terms as are reasonable to protect the Corporation’s legitimate business interests.

(i)                                     In the event Employee shall desire to engage in any activity which Employee believes could breach the covenants in this Section 11, Employee may give notice of such desired activity to the Corporation, and the Corporation shall advise Employee in writing, within thirty (30) days following receipt of such notice, of its determination as to whether the proposed activity is permissible hereunder, or whether the Corporation is willing to permit such activity even if the Corporation believes such activity is not permissible hereunder.

(j)                                     The parties intend that the covenants and restrictions in this Section 11 be enforceable against Employee regardless of the reason that his employment by the Corporation may terminate and that such covenants and restrictions shall be enforceable against Employee even if this Agreement expires after a notice of non-renewal given by Employee or the Corporation under Section 2.

Section 12.  Injunctive Relief, Damages, Etc.  The Employee agrees that, given the nature of the positions held by Employee with the Corporation, each and every one of the covenants and restrictions set forth in Section 11 above are reasonable in scope, length of time and geographic area and are necessary for the protection of the significant investment of the Corporation in developing, maintaining and expanding its business. Accordingly, the parties hereto agree that in the event of any breach by Employee of any of the provisions of Section 11 that monetary damages alone will not adequately compensate the Corporation for its losses and, therefore, that it shall be entitled to any and all legal or equitable relief available to it, specifically including, but not limited to, injunctive relief, and the Employee shall be liable for all damages, including actual and consequential damages, costs and expenses, including legal costs and actual attorneys’ fees, incurred by the Corporation as a result of taking action to enforce, or recover for any breach of, Section 11, or incidental to a declaratory judgment action filed by Employee in which the Company is the prevailing party.  The covenants contained in Section 11 shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law.

Section 13.  Binding Effect/Successors.  (a)  This Employment Agreement shall be binding upon and inure to the benefit of the Corporation and Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns. Neither this Agreement, nor any of the rights hereunder, shall be assignable by the Employee or any beneficiary or beneficiaries designated by the Employee.

(b)  The Corporation will require any successor (whether direct or indirect, by purchase, Share Exchange, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, or either one of them, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to the compensation described in Section 10(a).

Section 14.  Governing Law.  This Employment Agreement shall be subject to and construed in accordance with the laws of Virginia.

Section 15.  Invalid Provisions.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.  Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be valid and enforceable to the fullest extent permitted by law without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16.  Notices.  Any and all notices, designations, consents, offers, acceptance or other communications provided for herein shall be given in writing and shall be deemed properly delivered if delivered in person or by registered or certified mail, return receipt requested, addressed in the case of the Corporation to its registered office or in the case of Employee to his last known address.

Section 17.  Litigation.  If litigation shall be brought to challenge, enforce or interpret any provision of this Agreement, and such litigation ends with judgment against a party, that party shall indemnify the other for one-half of its reasonable attorneys’ fees and disbursements incurred in such litigation.

Section 18.  Entire Agreement.

(a)                                  This Employment Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

(b)                                 This Employment Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement, but all of which together shall evidence only one agreement.

Section 19.  Amendment and Waiver.  This Employment Agreement may not be amended except in accordance with the Shareholder Agreement by an instrument in writing signed by or on behalf of each of the parties hereto. No provision of this Agreement may be waived, except in accordance with the Shareholder Agreement.  Any such waiver shall be in writing, signed by the Employee and on behalf of the Corporation by such officer as may be specifically designated by the Board of Directors.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provision or conditions at the same or at any prior or subsequent time

Section 20.  Captions.  The captions used in this Employment Agreement are intended for descriptive and reference purposes only and are not intended to affect the meaning of any Section hereunder.

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IN WITNESS WHEREOF, the Corporation has caused this Employment Agreement to be signed by its duly authorized officer and Employee has hereunto set his hand and seal on the day and year first above written.

WILSON/BENNETT CAPITAL MANAGEMENT, INC.

By:
Title:

ATTEST:

EMPLOYEE

(SEAL)
John W. Fisher